    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997



                                                      REGISTRATION NO. 333-31231

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ALLIED WASTE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4953                             88-0228636
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                HENRY L. HIRVELA
                            CHIEF FINANCIAL OFFICER
                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                                ROBERT G. REEDY
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, 35TH FLOOR
                           HOUSTON, TEXAS 77002-2764
                                 (713) 226-0600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________



     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________


                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                                                   PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM    AGGREGATE
                 TITLE OF CLASS OF                   AMOUNT TO BE     AGGREGATE      OFFERING PER     AMOUNT OF
            SECURITIES TO BE REGISTERED               REGISTERED    PRICE PER UNIT     UNIT(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
11.30% Senior Discount Notes due 2007..............   $418,000,000       100%        $418,000,000    $126,667(2)
===================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                         Allied Waste Industries, Inc.

     OFFER TO EXCHANGE ALL OF ITS OUTSTANDING 11.30% SENIOR DISCOUNT NOTES
               DUE 2007 FOR 11.30% SENIOR DISCOUNT NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                     ON DECEMBER 16, 1997, UNLESS EXTENDED.


    Allied Waste Industries, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal") relating to the Exchange Offer, to exchange $1,000 principal amount of its 11.30% Senior Discount Notes due 2007 (the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for $1,000 principal amount of its outstanding 11.30% Senior Discount Notes due 2007 (the "Notes"), of which an aggregate of $418,000,000 in principal amount is outstanding as of the date of this Prospectus. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Notes.


    The Exchange Notes will not accrue cash interest until June 1, 2002, and thereafter cash interest will be payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2002. The Exchange Notes will mature on June 1, 2007. Holders of the Exchange Notes will be required to include the original issue discount as interest income in advance of the receipt of the cash payments to which such income is attributable. See "Description of the Exchange Notes" and "Certain Federal Income Tax Consequences of an Investment in the Exchange Notes." The Exchange Notes will not be subject to redemption at the option of the Company except as follows. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2001 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. Up to 33 1/3% in aggregate principal amount of Exchanges Notes originally issued will be redeemable at the option of the Company at any time or times prior to June 1, 2000 from the net proceeds of one or more public offerings of capital stock of the Company at a redemption price of 111.30% of their Accreted Value (as defined herein) as of, plus accrued and unpaid interest to the date of redemption. Upon a Change of Control (as defined herein), holders of the Exchange Notes may require the Company to purchase all or a portion of the Exchange Notes at a purchase price equal to (i) in the case of any such purchase prior to June 1, 2002, 101% of their Accreted Value as of the purchase date and (ii) in the case of any such purchase on or after June 1, 2002, 101% of their principal amount, in each case, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes."



    The Exchange Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior unsecured obligations of the Company and will rank senior in right of payment to any future subordinated obligations of the Company. Holders of secured obligations of the Company will, however, have claims that are prior to the claims of the holders of the Exchange Notes with respect to the assets securing such secured obligations. The Company conducts its operations through its subsidiary, Allied Waste North America, Inc. ("Allied Waste NA"), which is subject, under the Senior Credit Facility (as defined herein) and its 10 1/4% Senior Subordinated Notes due 2006 (the "Allied Waste NA Notes"), to certain restrictions on its ability to pay funds to the Company. The Exchange Notes will be effectively subordinated to all obligations, including trade payables, of the Company's subsidiaries. As of June 30, 1997, the Exchange Notes will be effectively subordinated to approximately $1,198.0 million of debt of the Company's subsidiaries. See "Risk Factors -- Holding Company Structure; Structural Subordination."



    The Company will accept for exchange any and all validly tendered Notes on or prior to 5:00 p.m., New York City time, on December 16, 1997, unless extended (if and as extended, the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer."



    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.



    Each broker-dealer (other than an affiliate of the Company) that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


    The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE TENDERING NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is November 10, 1997.

                             AVAILABLE INFORMATION


     The Company has filed with the Commission a Registration Statement on Form S-4 (No 333-31231), including any amendments thereto, under the Securities Act, with respect to the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statements and the exhibits and schedules thereto. For further information with respect to the Company and the Exchange Notes, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, is on file at the offices of the Commission and may be inspected without charge. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, with exhibits, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601 and 7 World Trade Center, 13th Floor, New York, New York 10007, and at its site on the World Wide Web at http://www.sec.gov. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's common stock is listed on the National Market tier of the Nasdaq Stock Market ("Nasdaq") and material filed by the Company can be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.


     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended;
(ii) the Company's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 1997 and June 30, 1997; (iii) the Company's Definitive Proxy Materials in accordance with Schedule 14A dated June 10, 1997; (iv) the Company's Current Reports on Form 8-K, as amended, dated January 9, 1997, January 30, 1997, February 19, 1997, May 2, 1997, August 27, 1997 and November 4, 1997, and (v) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently to the date of this Prospectus and prior to the termination of the Exchange Offer. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is provided with this Prospectus. Copies of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 are available at no charge upon request from the Company.



     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, Attn: Peter S. Hathaway, Telephone: (602)-423-2946. In order to ensure timely delivery of the documents, any request should be made by December 11, 1997.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus. Unless the context requires otherwise, all references in this Prospectus to the "Company" are to Allied Waste Industries, Inc., and its direct and indirect subsidiaries.

                                  THE COMPANY


     The Company is a major solid waste management company in the United States, as measured by revenues. The Company is a vertically-integrated, non-hazardous solid waste management company providing collection, recycling and disposal services. As of November 1, 1997, the Company serves approximately 1.4 million customers in 21 states. The Company currently conducts its operations through a network of 83 collection companies, 41 transfer stations, 59 landfills and 23 recycling facilities.


                               BUSINESS STRATEGY


     The major components of the Company's business strategy consist of: (1) operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization; (2) managing these businesses locally with a strong focus on operations; (3) maintaining a high rate of growth through acquisitions and internal growth in existing and selected new markets; and (4) maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.


                               THE NOTE OFFERING

The Notes..................  The Notes were sold by the Company on May 15, 1997, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act (the "Note Offering").

Registration Rights
  Agreement................  In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which grants holders ("Holders") of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $418,000,000 aggregate principal amount of 11.30%
                             Senior Discount Notes due 2007.

The Exchange Offer.........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $418,000,000 aggregate principal amount of Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.


                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the

                             Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.


                             Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                             Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.


Expiration Date............  5:00 p.m., New York City time, on December 16,
                             1997, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company.


Procedures for
  Tendering Notes..........  Each Holder of Notes wishing to accept the Exchange
                             Offer must complete, sign and date the relevant accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth in the Letter of Transmittal. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Notes who wish to tender their Notes and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Withdrawals of Tenders."

Acceptance of Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

Federal Income Tax
  Consequences of the
  Exchange Offer...........  The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."

Effect on Holders of
  Notes....................  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise. Such Holders will continue to hold the untendered Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the indenture, relating to the Notes except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.


Exchange Agent.............  First Bank National Association (the "Exchange
                             Agent").

                               THE EXCHANGE NOTES

Maturity Date..............  June 1, 2007.


Interest...................  The Exchange Notes will accrete in value at a rate of 11.30% compounded semi-annually, to an aggregate principal amount of $418.0 million by June 1, 2002. No cash interest (other than Special Interest (as defined herein), if any) will accrue on the Exchange Notes prior to June 1, 2002. Thereafter, the Exchange Notes will accrue cash interest at the rate of 11.30% per annum from June 1, 2002, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2002.


Yield......................  11.30% per annum, computed on a semi-annual bond-equivalent basis and calculated from May 15, 1997.


Ranking....................  The Exchange Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior unsecured obligations of the Company and will rank senior in right of payment to any future subordinated obligations of the Company. Holders of secured obligations of the Company will, however, have claims that are prior to the claims of the holders of the Exchange Notes with respect to the assets securing such obligations. The Company conducts its operations through its subsidiary, Allied Waste NA which is subject, under the Senior Credit Facility and the indenture relating to the Allied Waste NA Notes, to certain restrictions on its ability to pay funds to the Company. The Exchange Notes will be effectively subordinated to all obligations, including trade payables, of the Company's subsidiaries. As of June 30, 1997, the Exchange Notes will be effectively subordinated to approximately $1,198.0 million of debt of the Company's subsidiaries.


Optional Redemption........  Except as set forth below, the Exchange Notes will not be redeemable prior to December 1, 2001. On or after such date, the Exchange Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time prior to maturity, at the redemption prices set forth herein, plus accrued and unpaid interest (if any) to the date of redemption.

                             At any time, or from time to time, prior to June 1, 2000, up to 33 1/3% in aggregate principal amount of Exchange Notes originally issued will be redeemable, at the option of the Company, from the net proceeds of one or more public offerings of capital stock of the Company at a redemption price equal to 111.30% of their Accreted Value as of, plus accrued and unpaid Special Interest (if any) to, the date of redemption. See "Description of the Exchange Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, each holder of the Exchange Notes may require the Company to repurchase all or a portion of the Exchange Notes held by such holder at a purchase price equal to (i) in the case of any such purchase prior to June 1, 2002, 101% of their Accreted Value as of the purchase date and (ii) in the case of any such purchase on or after June 1, 2002, 101% of their principal amount, in each case plus accrued and unpaid interest (if any) to the date of repurchase. See "Description of the Exchange
                             Notes -- Repurchase at the Option of
                             Holders -- Change of Control."


Original Issue Discount....  The issuance of the Exchange Notes will result in original issue discount for federal income tax purposes. Thus, although interest (other than Special Interest, if any) will not accrue on the Exchange Notes prior to June 1, 2002, and there will be no periodic cash payments of interest (other than Special Interest, if any) on the Exchange Notes prior to December 1, 2002, original issue discount (that is, the difference between the stated redemption price at maturity and the issue price of the Exchange Notes) will accrue from the original issue date of the Notes and will be includable as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."



Restrictive Covenants......  The Indenture (as defined herein) will restrict, among other things, the ability of the Company and its Restricted Subsidiaries (as defined herein),
                             (i) to incur additional Debt (as defined herein),
                             (ii) to pay dividends and make other distributions,
                             (iii) to have restrictions on the ability of any Restricted Subsidiary to make dividends or other payments to the Company or any other Restricted Subsidiary, (iv) to sell assets and to use the proceeds of asset sales, (v) to pledge assets, (vi) to sell a minority interest in a Restricted Subsidiary, (vii) to merge or consolidate with or transfer all or substantially all of its assets to, or to acquire the stock or assets of, another entity or (viii) to engage in certain transactions with affiliates. All of these restrictions, however, are subject to a number of important qualifications. See "Description of the Exchange Notes -- Certain Covenants."



Form and Denomination......  The Exchange Notes will be fully registered as to principal and interest in minimum denominations of $1,000 and integral multiples thereof. The Exchange Notes will be initially issued in the form of one or more global notes and deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Exchange Notes will not be issued in certificated, fully registered form, except in the circumstances provided for in the Indenture. See "Description of Exchange Notes -- Form, Denomination, Transfer, Exchange and Book-Entry, Procedures."


Registration Rights........  Under current interpretations of applicable law by the staff of the Commission, holders of Exchange Notes will be permitted to resell such securities into the public market without further registration or delivery of a prospectus, except that any such holder who is a broker or dealer would be required to deliver a copy of this prospectus in connection with any such resale. The Company has agreed to keep such prospectus current so as to enable brokers and dealers to effect this resales for a period of 90 days following completion of the Exchange Offer. Certain holders who participate in the Exchange Offer will not be permitted to rely on the interpretation of the Commission staff. For a discussion of the requirements that must be met in order to rely on the interpretation, see "Description of the Exchange Notes -- Registration Covenant; Exchange Offer."


                             Pursuant to an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") between the Company and the Initial Purchasers (as defined herein), in the event the interpretation of the Commission staff does not permit the Company to effect the Exchange Offer and under certain other circumstances, the Company would use its best efforts to cause to become effective a "shelf" registration statement (the "Shelf Registration Statement") with respect to the resale of the Exchange Notes (a "Shelf Registration") and to keep such Shelf Registration Statement effective until the third anniversary of the effectiveness of the Shelf Registration Statement. In such event, Holders who registered their Exchange Notes would be permitted to resell their Exchange Notes into the public market, but only if they delivered a copy of the prospectus included in the Shelf Registration Statement in connection with such resales.


                             In the event that (i) the Company has not filed the Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to the Registration Rights Agreement, or (ii) such Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement, or (iii) the Exchange Offer has not been completed within 45 days after the date upon which the Registration Statement is declared effective or (iv) the Registration Statement or any Shelf Registration Statement required under the Registration Rights Agreement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, special interest ("Special Interest"), in addition to the base interest that would otherwise accrue on the Exchange Notes, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. See "Description of the Exchange Notes -- Registration Covenant; Exchange Offer."


     For additional information regarding the Exchange Notes, see "Certain Federal Income Tax Consequences of an Investment in the Exchange Notes" and "Description of the Exchange Notes."

                                  RISK FACTORS

     Holders of Notes should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors" before making any decision regarding tendering their Notes pursuant to the Exchange Offer and receiving Exchange Notes.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Exchange Notes offered by this Prospectus, including information under "Disclosure Regarding Forward Looking Statements."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT


     The Company has substantial indebtedness with significant debt service requirements and is highly leveraged. At June 30, 1997, the Company's consolidated debt was approximately $1,439.7 million. The degree to which the Company is leveraged has important consequences to holders of the Exchange Notes, including the following: (i) the ability of the Company to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired, (ii) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of principal and interest on its debt, thereby reducing funds available to the Company for other purposes, (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (iv) the Company may be more vulnerable in the event of a downturn in its business, and (v) to the extent of the Company's outstanding debt under the Senior Credit Facility at variable rates that have not been hedged, the Company will be vulnerable to increases in interest rates. At June 30, 1997, approximately $576.0 million in aggregate borrowings were outstanding under the Senior Credit Facility. All borrowings under the Senior Credit Facility will mature in 2003.


     The ability of the Company to meet its debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although the Company believes that its cash flow will be adequate to meet its interest payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the Senior Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which the Company could realize therefrom. In addition, the terms of certain of its debt restrict the Company's ability to sell assets and the Company's use of the proceeds therefrom.

     If for any reason, including a shortfall in anticipated operating results or proceeds from asset sales, the Company were unable to meet its debt service obligations, it would be in default under the terms of certain of its debt. In the event of such a default, the holders of such debt could elect to declare all of such debt immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under such debt. In addition, such holders could proceed against any collateral which, in the case of certain debt, consists of the capital stock of the Company's subsidiaries and substantially all of the assets of the Company. Any default with respect to any of the Company's debt could result in a default under other debt or result in the bankruptcy of the Company.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

     The Company holds all of its assets and conducts all of its operations through its subsidiary, Allied Waste NA, and its subsidiaries. The Company thus derives all of its operating income and cash flow from Allied Waste NA and must rely upon distributions from Allied Waste NA to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. Although the Indenture generally prohibits the Company from permitting its Restricted Subsidiaries to allow restrictions on their ability to pay dividends and other amounts to the Company, any such restrictions could materially and adversely affect the ability of the Company to service and repay its existing debt, including the Exchange Notes. Allied Waste NA is subject, under the Senior Credit Facility and the Allied Waste NA Notes, to certain restrictions on its ability to pay funds to the Company.

     The Exchange Notes will be effectively subordinated in right of payment to all existing and future secured debt of the Company to the extent of the collateral securing such debt.


     In addition, the Exchange Notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. As of June 30, 1997, the Exchange Notes will be effectively subordinated to approximately $1,198.0 million of debt of the Company's subsidiaries.



LIMITED OPERATING HISTORY IN REGARD TO ACQUIRED BUSINESSES



     The Company has a limited operating history with regard to a significant portion of its operations. During 1996, the Company acquired 21 companies, excluding the Laidlaw Acquired Businesses (as defined below), which collectively comprised approximately $78.8 million or 31.9% of the Company's revenue in 1996. In December 1996, the Company acquired substantially all of the non-hazardous solid waste management businesses conducted by Laidlaw Inc. ("Laidlaw") in the United States and Canada (the "Laidlaw Acquisition"). On a pro forma basis after giving effect to the sale by the Company of all of the Canadian solid waste business acquired in the Laidlaw Acquisition, the businesses acquired from Laidlaw, (the "Laidlaw Acquired Businesses") generated revenues for the twelve months ended November 30, 1996 of approximately $494.5 million. The revenues for the year ended December 31, 1996 generated by the operations of the Company excluding such Laidlaw Acquired Businesses were approximately $246.7 million.



     The Company expects to continue to acquire appropriate landfills, collection operations and transfer stations in the future. The financial position and results of operations of the Company will depend to a large extent on the Company's ability to integrate acquired operations effectively and to realize expected financial benefits and operational efficiencies. There can be no assurance that the Company's efforts to integrate acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Failure to effectively integrate acquired operations could have an adverse effect on the Company's future results of operations. As the Company continues to pursue its acquisitions strategy in the future, its financial position and results of operations may fluctuate significantly from period to period.



CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL



     The Company intends to fund its cash needs through cash flow from operations and borrowings under the Senior Credit Facility and its equipment lease facilities. Because of the capital intensive nature of the solid waste industry, the Company may use amounts in excess of the cash generated from operations to retire and service debt and fund acquisitions, landfill development and capital expenditures. A substantial portion of the Company's available cash will be required to be applied to service indebtedness, which is expected to include approximately $203.6 million in annual principal and interest payments. During 1997, the Company also expects to spend approximately $153 million for capital, closure and post-closure and remediation expenditures and has provided approximately $311 million in financial assurance obligations related to its landfill operations. Amounts expended on capital expenditures and financial assurance obligations will increase as a result of any acquisitions or expansions of the Company's operations. As a result of these capital requirements, the Company may periodically have low levels of working capital or be required to finance working capital deficits.



     Further regulatory action by federal, state and local governments could accelerate expenditures for closure and post-closure monitoring and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors, together with the other factors discussed above, could substantially increase the Company's operating costs and impair the Company's ability to invest in its facilities.



     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of the Company believes that available cash flow, together with available borrowing under the Senior Credit Facility and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, letters-of-credit, capital expenditures and scheduled payments of principal of, and interest on debt incurred under the Senior Credit Facility, and interest on the Allied Waste NA Notes. However, the principal payments at maturity on the Allied Waste NA Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future financings will be available in an amount sufficient to enable the Company or Allied Waste NA to service its indebtedness or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms, or at all. Additionally, depending on the timing, amount and structure of any future acquisitions and the availability of funds under the Senior Credit Facility, the Company may need to raise additional capital to fund the acquisition and integration of additional solid waste businesses. There can be no assurance that the Company will be able to secure such additional funding on favorable terms, if at all.


THE COMPANY'S STRATEGY; POTENTIAL DIFFICULTY IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS

     The Company's strategy depends on its ability to identify and acquire appropriate landfills, collection operations and transfer stations. There can be no assurance that the Company will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired or that acquired operations will be integrated effectively or prove profitable. Completion of an acquisition requires the expenditure of sizeable amounts of capital and the competition among companies pursuing an acquisition strategy may increase capital requirements. The Company could be forced to alter its strategy in the future if such candidates become unavailable or too costly. In addition, obtaining permits to operate non-hazardous waste landfills has become increasingly difficult and expensive, often taking a number of years to obtain, requiring numerous hearings and compliance with zoning, environmental and other regulatory measures, and often being subject to resistance from citizen or other groups. There can be no assurance that the Company will be successful in obtaining the permits it requires, and an inability to receive such permits could have an adverse effect on the Company's future results of operations. In some areas, suitable land may be unavailable for new landfill sites. There can be no assurance that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of its current landfills once its landfill capacity has been consumed. In such event, the Company could be forced to dispose of collected waste at landfills operated by its competitors, which could have an adverse effect on the Company's landfill revenues and collection expenses.

COMPETITION FROM OTHER COMPANIES AND MUNICIPALITIES; LANDFILL ALTERNATIVES

     The non-hazardous solid waste industry is led by five large national waste management companies, one of which is the Company, and includes numerous regional and local companies, all of which contribute to the high level of competition that characterizes the industry. Some of these companies have considerably greater financial and operational resources than the Company. In addition, cities and counties that operate their own waste collection and disposal facilities often enjoy the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

     Alternatives to landfill disposal, such as recycling and composting, are increasingly being used, and incineration continues to be utilized in some markets in which the Company operates. There has also been an increasing trend at the state and local levels to mandate waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. This trend may result in a reduction in the volume of waste going to landfills in certain areas, which may affect the Company's ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. In addition, most of the states in which the Company operates landfills have adopted plans or requirements that set goals for specified percentages of certain solid waste items to be recycled. These recycling goals will be phased in over the next few years.

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON RESALE

     There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of the holders of the Exchange Notes to sell their Exchange Notes, or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Notes depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Each of Goldman, Sachs & Co., Merrill Lynch & Co. and Credit Suisse First Boston (the "Initial Purchasers") has advised the Company that it intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Exchange Notes or that an active trading market for the Exchange Notes will develop. The Company does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.


     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Exchange Notes.

POTENTIAL INABILITY TO EFFECT CHANGE OF CONTROL REPURCHASES


     The Indenture requires the Company, in the event of a Change of Control, to make an offer to purchase all outstanding Exchange Notes at a price equal to (i) in the case of any such purchase prior to June 1, 2002, 101% of their Accreted Value as of the Purchase Date and (ii) in the case of any such purchase on or after June 1, 2002, 101% of their principal amount, in each case, plus accrued interest to the date of repurchase. The Senior Credit Facility restricts such a purchase and such an offer would require the approval of the lenders thereunder. Accordingly, the right of the holders of the Exchange Notes to require the Company to repurchase the Exchange Notes may be of limited value if the Company cannot obtain the required approval under the Senior Credit Facility. In addition, the indenture relating to the Allied Waste NA Notes requires Allied Waste NA to repurchase the Allied Waste NA Notes upon a Change of Control and Allied Waste NA will be unable to make distributions to the Company prior to repurchasing the Allied Waste NA Notes upon a Change of Control. There can be no assurance that the Company will have the financial resources necessary to purchase the Exchange Notes upon a Change of Control. Failure to offer to repurchase the Exchange Notes under such circumstances, however, would constitute an event of default under the Indenture. See "Description of the Exchange Notes -- Repurchase at Option of the Holders -- Change of Control."


RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY AND THE ALLIED WASTE NA NOTES

     The Senior Credit Facility and the indenture relating to the Allied Waste NA Notes contain a number of significant covenants that, among other things, will restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the Senior Credit Facility also requires the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Senior Credit Facility or the indenture relating to the Allied Waste NA Notes. In the event of any such default under the Senior Credit Facility, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees, to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on the Exchange Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral, in the event of a default under the indenture relating to the Allied Waste NA Notes, the holders of the Allied Waste NA Notes could elect to declare the Allied Waste NA Notes to be due and payable. If the indebtedness under the Senior Credit Facility, the Allied Waste NA Notes or the Exchange Notes were to be accelerated, it is unlikely that the assets of the Company would be sufficient to repay the Exchange Notes. See "Description of the Exchange Notes" and "Description of Certain Indebtedness."

ORIGINAL ISSUE DISCOUNT; POSSIBLE UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF EXCHANGE NOTES AND THE COMPANY

     The Exchange Notes will be issued at a substantial discount from the stated principal amount thereof. Consequently, purchasers of the Exchange Notes should be aware that, although cash interest (other than Special Interest, if any) will not accrue on the Exchange Notes prior to June 1, 2002, and there will be no periodic payments of cash interest on the Exchange Notes prior to December 1, 2002, original issue discount (that is, the difference between the stated redemption price at maturity and the issue price of the Exchange Notes) will accrue from the original issue date of the Notes and will be includable as interest income periodically (including for periods ending prior to June 1, 2002) in a holder's gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Similar results may apply under state and other tax laws.

     If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code after the issuance of the Exchange Notes, the claim of a holder of Exchange Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."


     See "Certain Federal Income Tax Consequences of an Investment in the Exchange Notes" for a more detailed discussion of the federal income tax consequences to the holders regarding the purchase, ownership and disposition of the Exchange Notes.


RELIANCE ON MANAGEMENT


     The Company will rely significantly on the services of its senior management team. The Company could be adversely affected if any member of the senior management team were unwilling or unable to continue in the Company's employ. There can be no assurance that the Company will be successful in locating, hiring or retaining qualified personnel.


IMPACT OF ADVERSE WEATHER CONDITIONS

     The collection and landfill operations of the Company could be adversely affected by protracted periods of inclement weather which delay the development of landfill capacity, the transfer of waste or reduce the volume of waste generated. There can be no assurance that protracted periods of inclement weather will not have a material adverse effect on the Company's future results of operations.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS; RISK OF FUTURE LITIGATION

     The scope and stringency of laws and regulations designed to protect the environment have increased dramatically. Compliance with the evolving and expanding regulatory requirements, including the adoption in October 1991 of Subtitle D regulations ("Subtitle D") pursuant to the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), has been and will continue to be costly. Rigorous regulatory standards require waste management companies to enhance or replace equipment and to modify landfill operations or, in some cases, to close landfills. There can be no assurance that the Company will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring at solid waste facilities and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors could increase substantially the Company's operating costs as well as the possibility of the impairment of the Company's investment in its facilities.

     In addition to the costs of complying with environmental regulations, the Company will continue to be involved in legal proceedings in the ordinary course of business. Government agencies may seek to impose fines on the Company for alleged failure to comply with laws and regulations or to revoke or to deny the renewal of, the Company's permits and licenses. In addition, governmental agencies, as well as surrounding landowners, may assert claims against the Company alleging environmental damage or violations of permits and licenses pursuant to which the Company operates. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities or expanding current facilities. A significant judgment against the Company, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on the Company's financial condition.

     Certain of the Company's waste disposal operations traverse state boundaries. Such operations could be adversely affected if the federal government or a state in which a landfill is located limits or prohibits, imposes discriminatory fees on, or otherwise seeks to discourage disposal, within state boundaries, of waste collected outside of the state.

     As a condition to the Laidlaw Acquisition, Allied engaged Emcon Environmental Services, Inc. ("Emcon"), an independent environmental consultant, to conduct environmental assessments of the subsidiaries acquired in the Laidlaw Acquisition (the "LSW Subsidiaries"). In its report (the "Emcon Report"), Emcon identified several contaminated landfills and other locations, including landfills and other locations owned by the LSW Subsidiaries, that could pose significant sources of liability to the LSW Subsidiaries. The costs of performing the investigation, design, remediation and allocation of responsibility to the subsidiaries of the Company vary significantly between sites. Based on the information currently available, the Company recorded a provision of $51.5 million for environmental matters, including closure and post-closure costs, in the 1996 statement of operations and expects these amounts to be disbursed over the next 30 years. The actual liability at these sites cannot currently be determined due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the ultimate apportionment of responsibility among such potentially responsible parties.


     The representations made by the Laidlaw sellers in the Stock Purchase Agreement, dated September 17, 1996, among the Company, Allied Waste NA and Laidlaw, among others, relating to the Laidlaw Acquisition (the "Laidlaw Acquisition Agreement") with respect to environmental matters (i) terminated on the closing of the Laidlaw Acquisition as to all matters disclosed in writing to the Company at least five business days prior to the closing or disclosed with specificity in the Emcon Report and (ii) terminate on the third anniversary of the closing of the Laidlaw Acquisition as to all matters other than those described in clause (i) and which are known to Laidlaw on the closing date. The Laidlaw Acquisition Agreement further provided that Laidlaw's indemnification obligations with respect to environmental matters would be limited to the amount by which the aggregate of all such damages exceed a $1 million basket, without giving effect to any materiality qualifications. At the closing of the Laidlaw Acquisition, the Company and Laidlaw entered into a Special Environmental Indemnity, which provided that the indemnity in respect of properties located at Etobicoke, Ontario, Delafield, Wisconsin and Gary Lagoons, Indiana would not be subject to the three-year limitation or any basket. In connection with the Laidlaw Repurchase (as defined herein), the Company has agreed that the indemnity for damages arising out of the Etobicoke, Ontario and Delafield, Wisconsin sites will be limited to a three-year period from the closing of the Laidlaw Acquisition and to an amount in excess of a $25 million basket with such $25 million basket to be reduced by any damages to which the $1 million basket in the Laidlaw Acquisition Agreement applies.


POTENTIAL UNINSURED OR UNDERINSURED ENVIRONMENTAL LIABILITIES


     As is typically the case in the solid waste industry, Allied is able to obtain only very limited environmental impairment insurance regarding its landfills. An uninsured or underinsured claim of sufficient magnitude would require Allied to fund such claim from cash flow generated by operations or borrowings under the Amended Bank Agreement or other sources of liquidity. There can be no assurance that Allied would be able to fund any such claim from operations, the Amended Bank Agreement or elsewhere.

HAZARDOUS SUBSTANCES LIABILITY


     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been interpreted to impose joint and several liability on current and former owners or operators of facilities at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by the Company or disposed of in its landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may arise under various state laws similar to CERCLA. As used in this Prospectus, "non-hazardous waste" means substances, including asbestos, that are not defined as hazardous wastes under federal regulations.


POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS

     In connection with any acquisition of business or assets by the Company, there may be liabilities that the Company fails or is unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which the Company, as a successor owner, may be responsible.

LAIDLAW TAX INDEMNIFICATION


     Laidlaw has disclosed to the Company the existence of a tax controversy (the "Tax Controversy") in the amount of more than $385 million with the United States Internal Revenue Service (the "IRS") involving the consolidated U.S. federal income tax liability for the fiscal years 1986 through 1991 of the members of an affiliated group of corporations (the "LTI U.S. Consolidated Tax Group") within the meaning of Section 1504(c) of the Internal Revenue Code ("IRC"), of which Laidlaw Transportation, Inc. ("LTI") is the common parent corporation (which includes LTI, those Laidlaw Acquired Businesses which are incorporated in the U.S. (the "LSW U.S. Subsidiaries"), and other U.S. subsidiaries of LTI which were not acquired in the Laidlaw Acquisition). The LTI U.S. Consolidated Tax Group has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding this issue. Under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group including each LSW U.S. Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U.S. Consolidated Tax Group, including all amounts at issue in the Tax Controversy which are ultimately determined to be owed.



     The Company has obtained an indemnity from Laidlaw and certain of its subsidiaries (the "Laidlaw Group") which covers the amounts at issue in the Tax Controversy for which any LSW U.S. Subsidiary may ultimately be found liable. The obligation of the Laidlaw Group to indemnify the Company in respect of amounts at issue in the Tax Controversy is a general, unsecured obligation of the Laidlaw Group. The ability of the Laidlaw Group to pay and fulfill such indemnification obligation will depend on the financial condition of the Laidlaw Group at the time of any required performance of such obligation, as to which the Company has no assurance.


                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Prospectus contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of businesses and assets that have been acquired by the Company and the achievement of financial benefits and operational efficiencies in connection therewith. Although the Company believes that the expectations reflected in such Forward Looking Statements are reasonable, they can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by the Company, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results and financial conditions. All phases of the operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the Forward Looking Statements made by the Company ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this section and in "Risk Factors," and any prospective investor in the Exchange Notes should give careful consideration to such factors.

                                  THE COMPANY


     The Company is the fifth largest non-hazardous solid waste management company in the United States, as measured by revenues. The Company serves 1.4 million customers through operations in 21 states located primarily in the Midwest, Northeast, Southeast and Southwest United States. As of November 1, 1997, the Company provided its services through a network of 83 collection companies, 41 transfer stations, 59 landfills and 23 recycling facilities. The Company had revenues of $246.7 million for the year ended December 31, 1996 and $119.0 million and $395.2 million for the six months ended June 30, 1996 and 1997, respectively. The substantial increase in revenues in the first half of 1997 compared to the same period in 1996 is primarily attributable to the Acquired Businesses.



     The Company was incorporated under the laws of the State of Delaware in July 1989. The principal executive offices of the Company are located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona, 85260 and its telephone number is (602) 423-2946.


RECENT TRANSACTIONS

     On December 30, 1996, the Company completed the Laidlaw Acquisition for consideration comprised of $1.2 billion cash (the "Cash Consideration"), 14.6 million shares (the "Laidlaw Shares") of Allied's common stock (the "Common Stock"), a warrant to acquire 20.4 million shares of Allied common stock (the "Laidlaw Warrant"), and two junior subordinated debentures, with an aggregate face amount of $318.3 million (the "Allied Canada Debentures") issued by Allied Waste Holdings (Canada), Ltd., a Canadian corporation and a wholly-owned subsidiary of the Company. Immediately after the closing of the Laidlaw Acquisition, Laidlaw exchanged the Allied Canada Debentures for identical debentures (the "Allied Finance Debentures" and, collectively with the Allied Canada Debentures, the "Allied Debentures") issued by Allied Waste Finance (Canada), Ltd., a Canadian corporation and a wholly-owned subsidiary of Allied ("Allied Finance"). The cash consideration was financed from the proceeds of the 1996 Senior Credit Facility (as defined herein) and the sale of the Allied Waste NA Notes.

     On March 16, 1997, the Company completed the Canadian Sale for approximately $518 million in cash. The Company acquired the Canadian operations in the Laidlaw Acquisition in December 1996. Under the terms of the Canadian Sale, USA Waste acquired 41 collection companies, eight transfer stations, ten recycling facilities and seven landfills in Canada. The Company used the proceeds from the Canadian Sale to pay down approximately $517 million in debt under the 1996 Senior Credit Facility. Unless otherwise indicated, all references to the Company and its operations contained herein give effect to the Laidlaw Acquisition and the Canadian Sale.

     On May 15, 1997, Allied repurchased ("Laidlaw Repurchase") the Allied Finance Debentures and the Laidlaw Warrant from Laidlaw and Laidlaw Transportation, Inc. ("Laidlaw Transportation") for cash consideration of $230 million. Contemporaneously with the Laidlaw Repurchase, certain private securities investment funds affiliated with either Apollo Advisors II, L.P. or The Blackstone Group (collectively, the "Apollo/Blackstone Investors") acquired the Laidlaw Shares from Laidlaw Transportation and also acquired approximately
11.8 million shares of Common Stock from TPG Partners, L.P. and TPG Parallel I, L.P. Pursuant to the terms of the Shareholders Agreement dated May 15, 1997 between Allied and the

Apollo/Blackstone Investors (the "Shareholders Agreement"), the Apollo/Blackstone Investors currently have the right to designate four members of the Board of Directors of Allied, subject to reduction upon the occurrence of certain circumstances. The Shareholders Agreement also grants the Apollo/Blackstone Investors certain registration rights regarding the shares of Common Stock owned by the Apollo/Blackstone Investors and restricts the Apollo/Blackstone Investors from engaging in certain activities or transactions which could result in a change in control of Allied. In connection with the Laidlaw Repurchase, Allied issued the Notes. The net proceeds of the Note Offering were used to pay the cash consideration of the Laidlaw Repurchase.


     On June 12, 1997, the Company completed a series of transactions with USA Waste (the "USA Waste Transactions") pursuant to which the Company acquired eight landfills, three collection operations, five transfer stations and one recycling facility with an annual aggregate revenue of $68.1 million for consideration of $87.5 million. Also pursuant to the USA Waste Transactions, the Company sold to USA Waste one landfill, two collection operations and one recycling facility with an aggregate of approximately $34.5 million in annual revenue for which it received consideration of approximately $61.3 million.



     From January 1, 1997 through November 1, 1997, the Company has completed the acquisition of 25 solid waste businesses, not including the assets acquired in the USA Waste Transactions, representing approximately $180.1 million in annual revenue. The acquired businesses, which include seven landfills (one of which is under development), 23 collection operations, seven transfer stations and three recycling facilities, are located in ten separate markets and will be integrated into existing operations. Total consideration of approximately $391.9 million (including $10 million for the landfill under development), comprised of cash, notes and Common Stock, was paid in these transactions.



     On September 30, 1997, the Company completed a public offering of 18,630,000 shares of Common Stock at $18.50 per share (the "1997 Equity Offering"). The Company used $274 million of the approximate $327 million net proceeds from the 1997 Equity Offering to pay down debt outstanding under the 1997 Senior Credit Facility with the remainder of the proceeds being used for acquisitions and general corporate purposes.



     On October 1, 1997 the Company entered into an Amended and Restated Credit Agreement (the "Senior Credit Facility") with Goldman Sachs Credit Partners, L.P., as syndication agent, Credit Suisse First Boston ("Credit Suisse"), as administrative agent, and Citibank, N.A., as documentation agent. See "Description of Certain Indebtedness -- Senior Credit Facility."


INDUSTRY TRENDS


     Based on data available from the Environmental Protection Agency (the "EPA") and industry trade journals, the Company estimates that the 1996 revenues of the non-hazardous solid waste industry were approximately $35 billion. The non-hazardous solid waste industry is highly fragmented. Approximately 36%, 33% and 31% of the revenue is generated by publicly traded companies, municipalities and privately held companies, respectively. The five largest publicly traded companies represent substantially all of the publicly traded company revenues.



     The Company believes that several factors will lead to continuing acquisitions and consolidation in the industry. Rising costs, regulatory complexities and increased capital expenditures will create opportunities for large integrated public companies that can obtain financing in the capital markets. The following factors are contributing to consolidation and acquisition opportunities:



          (1) Subtitle D and similar state regulations have significantly increased the amount of capital, technical expertise, operating costs and financial assurance obligations required to own and operate a landfill. As a result, many landfill operators that lack the necessary capital or expertise are electing to sell their landfills as an alternative to closing them. Industry data show that, in recent years, the number of landfills in the United States has been decreasing. In 1988 there were approximately 7,500 landfills; by 1991, the number had dropped to 5,700; and in 1995 there were less than 2,900 landfills.



          (2) As an alternative to funding the changes required by Subtitle D, many municipalities are electing to privatize their municipal solid waste operations. A survey cited in a 1996 industry trade journal, Waste Age, indicates that of the 1,600 municipalities surveyed, which together represent 80% of the United States population, 11%, 35%, 27% and 22% are considering privatization of solid waste collection services, material recovery facilities, landfill operations and transfer stations, respectively.



          (3) As a result of heightened sensitivity to environmental conditions in many communities, it is becoming increasingly desirable for solid waste management companies to provide waste recycling programs in addition to conventional collection and disposal services.



     These developments, as well as more stringent financial assurance requirements being imposed on solid waste management companies by various municipalities, have increased the amount of capital generally required for solid waste management operations, causing smaller companies that lack the requisite capital to sell their operations to better-capitalized companies.


BUSINESS STRATEGY


     The major components of the Company's business strategy consist of: (1) operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization; (2) managing these businesses locally with a strong focus on operations; (3) maintaining a high rate of growth through acquisitions and internal growth in existing and selected new markets; and (4) maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.



          Vertical Integration and Internalization. The vertical integration business model is the key element of Allied's operating philosophy and growth strategy. The fundamental objective of the vertical integration business model is to control the waste stream from the point of collection through disposal and to achieve a high rate of waste internalization. Allied seeks to build, through acquisitions and other market development initiatives, market specific, vertically integrated operations typically consisting of one or more collection companies, transfer stations, processing centers and landfills. Within its markets, Allied seeks to strengthen its competitive position and improve its financial returns by acquiring additional operating assets, typically through "tuck-in" collection company acquisitions. Allied believes that it can realize competitive advantages and strong future growth of continuously implementing this strategy across existing and new markets in the United States. Allied's internalization rate, as measured by collection volumes, was approximately 57% for the first half of 1997.



          Focus on Operations. Allied's operations-oriented business strategy is characterized by decentralized operations and local management with significant experience in operating and growing solid waste businesses. Allied only recruits operating managers with extensive industry experience, usually with significant experience in their geographic markets. Allied's senior executive management, senior operating management and regional vice presidents currently average approximately 17, 21 and 24 years of industry experience, respectively. By continuing to hire and retain experienced, local market-oriented managers Allied believes that it will be well positioned to react to changes in its markets and will be able to capitalize on growth opportunities in existing and new markets.



          Maintaining High Rate of Growth. Allied seeks to capitalize on the on-going consolidation of the approximately $35 billion solid waste industry in the United States. Allied intends to grow primarily by acquiring privately-owned solid waste companies and through internal growth. Allied also intends to take selective advantage of opportunities when government entities privatize the operation of all or part of their solid waste systems. In addition, Allied seeks to achieve broad geographic and business mix diversification in its operations and market development activities. Allied's revenue mix for the first six months of 1997 was approximately 58% collection, 24% disposal, 8% transfer, 4% recycling and 6% other.



          Maintaining Capacity for Future Growth. Allied implements its business strategy by maintaining effective internal controls, experienced management and sufficient financial capacity. While Allied expects internal cash flows to fund most of its working capital and capital expenditure requirements, Allied intends to access the public and private capital markets, as appropriate, to fund its continuing growth and market development activities.

ORGANIZATION, MARKETING AND SALES



     The Company's operations are organized into six regions comprised of Central States, Great Lakes, Midwest, Northeast, Southeast and West. Each region is organized into several operating districts and each district is comprised of specific site operations. In determining these regions and districts, the Company utilizes its vertical integration strategy to optimize operating efficiencies within each region. Each of its regions and substantially all of its districts include collection, transfer, processing and disposal services, which facilitates efficient and cost effective waste handling and allows the districts to maximize the internalization of waste. In determining the boundaries of regions and districts, consideration is also given to the aggregate revenues generated in each region and district and the growth and expansion plans in each geographic area.



     Each region is managed by a regional vice president, who is supported by a small staff which includes a regional controller. All regional vice presidents and most regional controllers have significant industry experience (in the case of regional vice presidents, averaging 24 years of experience). Most regional offices are located in a district office in order to reduce overhead costs and to promote a close working relationship between the regional management and field operations personnel. In addition, Allied generally makes it a practice to fill management positions from within the organization.



     The responsibilities of Allied's field management also follow the vertical integration model. All regional managers and generally most district managers have responsibility for all phases of the waste handling process including collection, transfer, processing and disposal. Regional management also has responsibility for growing regional revenues through both acquisition and internal growth initiatives. Allied believes that this approach promotes the most efficient handling of waste, including increased internalization, and results in reduced costs and increased profits. In addition to base salary, regional and district management are compensated through a bonus program and stock option plan. The compensation payable to each manager pursuant to the bonus and stock option plans is largely based upon the operating profit in such manager's geographic area of responsibility.



     Each of Allied's districts has a staff responsible for sales and marketing. Allied's policy is to periodically visit each commercial account to ensure customer satisfaction and to sell additional services. In addition to calling on existing customers, each salesperson calls upon potential customers within a defined area in each market.



     In addition to its sales efforts directed at commercial and industrial customers, Allied has a municipal marketing coordinator in most service areas. The municipal marketing coordinators are responsible for interfacing with each municipality or community to which Allied provides residential service to ensure customer satisfaction. In addition, the municipal coordinators organize and handle bids for renewal and new municipal contracts in their service area.


COMPETITION


     The non-hazardous solid waste collection and disposal industry is highly competitive. The industry is comprised of four national waste companies in addition to the Company: Waste Management, Inc.; Browning-Ferris Industries, Inc. ("BFI"); Republic Industries, Inc.; and USA Waste Services, Inc. ("USA Waste"); and local and regional companies of varying sizes and competitive resources such as Superior Services, Inc. Allied also competes with those counties and municipalities that maintain their own waste collection or disposal operations. These counties and municipalities may have financial advantages through their access to tax revenues and tax-exempt financing and their ability to mandate the disposal of waste collected within the jurisdiction at a municipal landfill. Allied may also experience competition from companies using alternative methods of managing solid waste streams, such as incineration.



     The solid waste collection and disposal industry is currently undergoing significant consolidation, and Allied encounters competition in its efforts to acquire landfills and collection operations. Accordingly, it may become uneconomical for Allied to make further acquisitions or Allied may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that Allied considers appropriate, particularly in markets Allied does not already serve.

ENVIRONMENTAL AND OTHER REGULATIONS

     The Company is subject to extensive and evolving environmental laws and regulations. These regulations are administered by the EPA and various other federal, state and local environmental, zoning, health and safety agencies, many of which periodically examine the Company's operations to monitor compliance with such laws and regulations. The Company believes that there will be increased regulation and legislation related to the waste management industry and the Company attempts to anticipate such future regulatory requirements to ensure compliance.

     The Company's operation of landfills subjects it to certain operational, monitoring, site maintenance, closure, post-closure and other obligations which could give rise to increased costs for monitoring and corrective measures. In connection with the Company's acquisition of existing landfills, it is often necessary to expend considerable time, effort and money to obtain permits required to increase the capacity of these landfills. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil or criminal penalties in case of violations. The Company cannot predict whether or not it will be able to obtain the governmental approvals necessary to establish new or expand existing landfills and, if it does, whether or not it will be economically beneficial to do so.

     The Company's operations are subject to extensive regulation, principally under the following federal statutes:

     The Resource Conservation and Recovery Act of 1976, as amended. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring as well as corrective action standards, many of which had not commonly been in place or enforced previously at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, all landfills were required to meet these requirements by October 9, 1993. Landfills that were not in compliance with the requirements of Subtitle D on the applicable date of implementation were required to close. In addition, landfills that stopped receiving waste before October 9, 1993 were not required to comply with the final cover provisions of Subtitle D. Each state must comply with Subtitle D and was required to submit a permit program designed to implement Subtitle D to the EPA for approval by April 9, 1993. States may impose requirements for landfill units that are more stringent than the requirements of Subtitle D. Once a state has an approved program, it must review all existing landfill permits to ensure that they comply with Subtitle D.

     The Federal Water Pollution Control Act of 1972, as amended (the "Clean Water Act"). This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites. If runoff from the Company's landfills or transfer stations may be discharged into surface waters, the Clean Water Act requires the Company to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. The permit program has been expanded to include stormwater discharges from landfills that receive, or in the past received, industrial waste. In addition, if development may alter or affect "wetlands," a permit may have to be obtained and certain mitigation measures may need to be undertaken before such development may be commenced. This requirement is likely to affect the construction or expansion of many solid waste disposal sites, including some owned or being developed by the Company. The Clean Water Act provides civil, criminal and administrative penalties for violations of its provisions.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. CERCLA addresses problems created by the release or threatened release of hazardous substances into the environment. CERCLA's primary mechanism for remediating such problems is to impose strict, joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal, and waste generators and parties who arranged for disposal at the facility. The costs of a CERCLA cleanup can be substantial. Liability under CERCLA is not dependent on the existence or disposal of "hazardous wastes" (as defined under RCRA), but can also be founded on the existence of even minute amounts of the more than 700 "hazardous substances" listed by the EPA.

     The Clean Air Act of 1970, as amended (the "Clean Air Act"). The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has construed the Clean Air Act to apply to landfills. In March 1996, the EPA adopted New Source Performance Standard and Emission Guidelines (the "Emission Guidelines") for municipal solid waste landfills. The Emission Guidelines impose limits on air emissions from solid waste landfills. The Emission Guidelines propose two sets of emissions standards, one of which is applicable to all solid waste landfills that commence construction, reconstruction or modification after May 30, 1991 and another which is applicable to all solid waste landfills that received waste or had the capacity to receive waste after November 8, 1987. The Emission Guidelines may be implemented by the states. These guidelines, combined with the new permitting programs established under the recent Clean Air Act amendments, will likely subject solid waste landfills to significant new permitting requirements and, in some instances, require installation of methane gas recovery systems.

     The Occupational Safety and Health Act of 1970, as amended ("OSHA"). OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to the Company's operations.

     Future Federal Legislation. In the future, the Company's collection, transfer and landfill operations may also be affected by legislation that may be proposed in the United States Congress that would authorize the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted, states in which the Company will operate landfills could act to limit or prohibit the importation of out-of-state waste. Such state actions could adversely affect landfills within these states that receive a significant portion of waste originating from out-of-state.

     State Regulation. Each state in which the Company operates has laws and regulations governing solid waste disposal, water and air pollution and remediation, and, in most cases, the design, operation, maintenance and closure of landfills and transfer stations. Management believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in their landfills. Many states have also adopted legislative and regulatory measures to mandate or encourage waste reduction at the source and waste recycling.

     The Company's collection and landfill operations may be affected by the current trend toward laws requiring the development of waste reduction and recycling programs. For example, a number of states have recently enacted laws that will require counties to adopt comprehensive plans to reduce, through waste planning, composting and recycling or other programs, the volume of solid waste deposited in landfills within the next few years. A number of states have also taken or propose to take steps to ban or otherwise limit the disposal of certain wastes, such as yard wastes, beverage containers, newspapers, unshredded tires, lead-acid batteries and household appliances into landfills.

     The Company has implemented and will continue to implement its own environmental safeguards that comply with or exceed governmental requirements. Additionally, the Company's policy will be to obtain an environmental assessment prepared by an independent environmental consulting firm for all real estate it acquires.

LIABILITY INSURANCE AND BONDING

     The Company carries general liability, comprehensive property damage, workers' compensation, employer's liability, directors' and officers' liability and other coverages it believes are customary to the industry. The Company also has environmental impairment liability insurance for all of its operating landfills except one owned and four operated sites. The environmental impairment liability insurance is in the amount of up to $5 million for the policy term in excess of a $1 million deductible per claim. Except as discussed in "-- Legal Proceedings" below, management does not expect the impact of any known environmental or other contingencies to be material to the Company's consolidated liquidity, financial position or results of operations.


     The Company is required to provide certain financial assurances to governmental agencies under applicable environmental regulations relating to its landfill and collection operations. These financial assurances include performance bonds, letters of credit, insurance policies and trust deposits required principally to secure the Company's estimated landfill closure and post-closure obligations and collection contracts. The Company expects to be required to provide approximately $311 million in financial assurance obligations relating to its landfill operations during 1997. The Company expects that financial assurances will increase in the future as the Company acquires and expands its activities and that a greater percentage of the financial assurances will be comprised, directly and indirectly, of letters of credit.

EMPLOYEES


     As of June 30, 1997, the Company employed approximately 5,000 persons. Certain employees of the Company are covered by collective bargaining agreements. The Company believes relations with its employees are satisfactory.


PROPERTIES


     The Company's principal executive offices are located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 where it currently leases 33,000 square feet of office space. The Company also maintains regional administrative offices in Arizona, Illinois, Missouri, North Carolina and Ohio.



     The principal property and equipment of the Company consists of land (primarily landfill sites, transfer stations and bases for collection operations), buildings, and vehicles and equipment. At November 1, 1997, the Company owned and/or operated 83 collection companies and 59 solid waste landfills aggregating approximately 17,800 total acres, including approximately 7,100 permitted acres. In addition, the Company owned and/or operated 41 transfer stations and 23 recycling facilities.


LEGAL PROCEEDINGS

     The Company is currently involved in certain routine litigation. The Company believes that all such litigation arose in the ordinary course of business and that costs of settlements or judgments arising from such suits will not have a materially adverse effect on the Company's consolidated liquidity financial position or results of operations.


     The business of the Company is regulated by federal, state and local provisions that relate to the protection of the environment. The nature of the Company's business results in it frequently becoming a party to judicial or administrative proceedings involving governmental authorities and other interested parties. At June 30, 1997, the Company was not involved in any such proceedings where management believes sanctions imposed by governmental authorities may exceed $100,000. From time to time the Company may also be subject to actions brought by citizens' groups, adjacent landowners or others in connection with the permitting and licensing of its landfills or transfer stations, or alleging personal injury, environmental damage or violations of the permits and licenses pursuant to which the Company operates.



     In connection with the Laidlaw Acquisition, the Company engaged Emcon to assist in conducting an environmental assessment of the real property owned by the LSW Subsidiaries or third-parties, and properties under the management of the LSW Subsidiaries. Several contaminated landfills and other properties have been identified, two of which are owned by subsidiaries of the Company, that would require those subsidiaries to incur costs for incremental closure and post-closure measures, remediation activities and litigation costs in the future. The cost of performing the investigation, design, remediation and allocation of responsibility to the subsidiaries of the Company vary significantly between sites. Based on information available to the Company, the Company recorded a provision of $51.5 million for environmental matters, including closure and post-closure costs, in the 1996 statement of operations and expects these amounts to be disbursed over the next 30 years.


     The Company has been notified that it is considered a potentially responsible party at a number of locations under CERCLA or other environmental laws. The Company continually reviews its status with respect to each location, taking into account the alleged connection to the location and the extent of the contribution to the volume of waste at the location, the available evidence connecting the entity to that location and the numbers and financial soundness of other potentially responsible parties at the location. The ultimate amounts for environmental liabilities at sites regarding which the Company may be a potentially responsible party cannot be determined and estimates of such liabilities made by the Company, after consultation with its independent environmental engineers, require assumptions about future events due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the final apportionment of responsibility among the potentially responsible parties. Where the Company has concluded that its estimated share of potential liabilities is probable, a provision has been made in the consolidated financial statements. Since the ultimate outcome of these matters may differ from the estimates used in the Company's assessment to date, the recorded liabilities will be periodically evaluated as additional information becomes available to ascertain that the accrued liabilities are adequate. The Company has determined that the recorded liability for environmental matters as of December 31, 1996 of approximately $152.5 million (including the $51.5 million provision charged to the 1996 statement of operations) represents the most probable outcome of these contingent matters. The Company does not expect that adjustments to estimates, which are reasonably possible in the near term and that may result in changes to recorded amounts, will have a material effect on the Company's consolidated liquidity, financial position or results of operations.

     The consolidated federal income tax returns for the fiscal years ended August 31, 1986, 1987 and 1988 of certain subsidiaries of the Company that were acquired from Laidlaw in December 1996 have been under audit by the IRS. In March 1994, the LSW U.S. Subsidiaries received a Statutory Notice of Deficiency proposing that the LSW U.S. Subsidiaries pay additional taxes relating to the Tax Controversy. The consolidated tax group of the LSW U.S. Subsidiaries has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding the Tax Controversy. The LSW U.S. Subsidiaries could be directly liable for a substantial portion of any tax and interest assessed if the disallowance of the deduction is sustained. In addition, under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the consolidated tax group including each LSW U.S. Subsidiary, is or could be severally liable for federal income tax liabilities of the entire consolidated tax group, including any taxes due on the deemed sale of assets by the LSW U.S. Subsidiaries pursuant to Section 338 of the IRC and all amounts at issue in the Tax Controversy which are ultimately determined to be owed.


     Any amounts at issue in the Tax Controversy and for which any LSW U.S. Subsidiary may ultimately be found liable, are included in and covered by the indemnification of the Company by the Laidlaw Group set forth in the Laidlaw Acquisition Agreement. The obligation of the Laidlaw Group to indemnify the Company in respect of amounts at issue in the Tax Controversy is a general, unsecured obligation of the Laidlaw Group. The ability of the Laidlaw Group to pay and fulfill such indemnification obligation will depend on the financial condition of the Laidlaw Group at the time of any required performance of such obligation.


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     The Notes were sold by the Company on May 15, 1997, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that the Company (i) file with the Commission this Registration Statement, (ii) use its best efforts to cause this Registration Statement to become effective under the Securities Act and (iii) upon the effectiveness of this Registration Statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.


     Because the Exchange Offer is for any and all Notes, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Notes will elect to exchange such Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

     Holders of Notes do not have any appraisal or dissenter's rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December 16, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.


     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective the Shelf Registration Statement within the time periods set forth herein, liquidated damages will accrue and be payable on the Notes either temporarily or permanently. See "Description of Exchange Notes -- Registration Covenant; Exchange Offer."


     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     Only a Holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.


     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with DTC's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.


     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

     (a)  the tender is made through an Eligible Institution;

     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and



     (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.


     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


     To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited),
(iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.


CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

     (a) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "-- Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

     First Bank National Association will act as Exchange Agent for the Exchange Offer.

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

     By mail or delivery service:

       First Bank National Association

        First Trust Center
        180 East Fifth Street
        St. Paul, Minnesota 55101
        Attn: David Hauger

     By hand delivery:

       First Bank National Association
        First Trust Center
        Fourth Floor -- Bond Drop Window
        180 Fifth Street
        St. Paul, Minnesota 55101
        Attn: David Hauger

     By facsimile (eligible institutions only):

        (612) 244-1537

     For telephone inquiries:

        (612) 244-1197

FEES AND EXPENSES

     The expenses of the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE


     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the indenture relating to the Notes, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.


     The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

OTHER

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the IRC, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Notes exchanged therefor.

     See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     Concurrently with the Laidlaw Acquisition, the Company entered into a bank credit facility (the "1996 Senior Credit Facility") consisting of (i) a $475 million five and one-half year amortizing senior secured term loan facility (the "1996 Term Loan Facility"), (ii) three amortizing senior secured term loan facilities (the

"1996 Serialized Facilities") in an aggregate original principal amount of $500 million and with ultimate maturities which ranged from six and one-half years to eight and one-half years, and (iii) a $300 million five and one-half year senior secured revolving credit facility. In connection with the closing of the sale of all of the Canadian solid waste business acquired in the Laidlaw Acquisition, an aggregate amount of approximately $517 million was applied to prepayment of the 1996 Term Loan Facility and the 1996 Serialized Facilities.



     In June 1997, the Company entered into an amended and restated Senior Credit Facility. On September 30, 1997, the Company repaid $203 million outstanding under the Funded Term Loan Facility and $71 million outstanding under the Revolving Credit Facility from the net proceeds of the 1997 Equity Offering. In connection with this repayment, the Company further amended its Senior Credit Facility (the "1997 Senior Credit Facility") on October 1, 1997, providing for a six and one-half year senior secured $297 million funded term loan facility (the "Funded Term Loan Facility") a six and one-half year senior secured $200 million delayed draw term loan facility to finance certain acquisitions prior to March 31, 1998 (the "Delayed Draw Term Loan Facility"), and a six and one-half year senior secured $600 million revolving credit facility (the "Revolving Credit Facility"). The Funded Term Loan Facility is an amortizing senior secured term loan with annual amortizations of principal (payable quarterly) increasing from $6 million in 1997 to $60 million in each of 2000, 2001, 2002 and 2003. The Delayed Draw Term Loan Facility may be drawn in multiple advances and at varying amounts until either (i) the full $200 million has been drawn or (ii) March 31, 1998, whichever comes first. The Delayed Draw Term Loan is an amortizing term loan with annual principal reductions equal to a certain percentage of the outstanding amount as of March 31, 1997. Principal reductions begin in March 1998 at 10% of the original balance, increasing to 20% in the years 2000 - 2002, and 30% in 2003.



     In addition to the scheduled principal payments above, the Company is also required to make mandatory prepayments on the 1997 Senior Credit Facility equal to 100% of the net proceeds from certain asset sales, the issuance of new debt securities and extraordinary amounts, which include tax refunds, pension plan reversions and certain insurance proceeds, and 50% of the Net Cash Proceeds (as defined in the 1997 Senior Credit Facility) from Equity Issuances (as defined in the 1997 Senior Credit Facility). Furthermore, the Company is also required to make mandatory prepayments on the 1997 Senior Credit Facility equal to 50% of the Company's annual excess Cash Flow (as defined in the 1997 Senior Credit Facility) unless the Company's Senior Debt Ratio (as defined in the 1997 Senior Credit Facility) for the relevant fiscal year end is less than 2.0 to 1.0. Mandatory prepayments are applied first to the Term Loan Facility on a pro rata basis against remaining scheduled principal payments, and second to the permanent reduction of the Revolving Credit Facility. In no event, however, shall the Revolving Credit Facility be required to be reduced to an amount less than $300 million in connection with any such mandatory prepayment.



     Amounts outstanding under the 1997 Senior Credit Facility bear interest, at the Company's option, at either (a) a Base Rate, or (b) a Eurodollar Rate (both terms as defined in the 1997 Senior Credit Facility) plus, in either case, an agreed upon applicable margin. The applicable margin will be adjusted from time to time pursuant to a pricing grid based upon the Company's Leverage Ratio (as defined in the 1997 Senior Credit Facility) and varies between zero percent and 0.75% for Base Rate loans, and 0.75% and 1.75% for Eurodollar loans. In addition, if at any time the Company's Senior Debt Ratio is greater than 2.5 to 1.0, the applicable margin for all loans will be increased by 0.25%.



     Borrowings under the Revolving Credit Facility may be used for acquisitions, the issuance of letters of credit, working capital and other general corporate purposes. Of the amounts available under the Revolving Credit Facility, no more than $175 million may be used to support the issuance of letters of credit.



     The 1997 Senior Credit Facility is guaranteed by substantially all of the Company's present and future subsidiaries. In addition, the 1997 Senior Credit Facility is secured by substantially all the personal property and a pledge of the stock, of substantially all of the Company's present and future subsidiaries.



     The 1997 Senior Credit Facility contains certain financial covenants including, but not limited to, a Total Debt to EBITDA Ratio, a Senior Debt to EBITDA Ratio, a Fixed Charge Coverage Ratio and an Interest Expense Coverage Ratio (all terms as defined in the Amended Bank Agreement). In addition, the 1997 Senior Credit Facility also limits the Company's ability to make acquisitions, purchase fixed assets above certain amounts, pay dividends, incur additional indebtedness and liens, make optional prepayments on certain subordinated indebtedness, make investments, loans or advances, enter into certain transactions with affiliates or enter into a merger, consolidation or sale of all or a substantial portion of the Company's assets.



     The Company has entered into interest rate protection agreements in an amount equal to approximately 85% of the Funded Term Loan Facility as of November 1, 1997.


ALLIED WASTE NA NOTES


     Also in connection with the Laidlaw Acquisition, Allied Waste NA issued $525 million of the Allied Waste NA Notes in a Rule 144A private offering. Net proceeds from the sale of the Allied Waste NA Notes, after the underwriting discount and other expenses, were approximately $509 million. The net proceeds were used to pay a portion of the cash purchase price of the Laidlaw Acquisition, repay amounts outstanding under the Company's previous $300 million bank credit facility, fund certain acquisitions and for general corporate purposes.


     The Allied Waste NA Notes cannot be redeemed until December 1, 2001, except under certain circumstances. Prior to December 1, 2001, the Allied Waste NA Notes are subject to redemption, at the option of Allied Waste NA, at the greater of (i) 100% of the principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semiannual basis at a comparable treasury yield plus 75 basis points, plus in each case accrued and unpaid interest to the date of redemption. At any time prior to December 1, 1999, up to 33% of principal amount of Allied Waste NA Notes will be redeemable, at the option of Allied Waste NA, from the proceeds of one or more public offerings of capital stock by the Company at a redemption price of 110.25% of principal amount, plus accrued interest. The Allied Waste NA Notes are guaranteed by the Company and substantially all of Allied Waste NA's subsidiaries, the guarantees of which are expressly subordinated to the guarantees of the Senior Credit Facility. The Allied Waste NA Notes contain several covenants, the most restrictive of which limits Allied Waste NA and its subsidiaries' ability to incur additional indebtedness without complying with an interest coverage ratio test. Other covenants contain limitations on payment of dividends except for certain preferred stock, issuance of redeemable preferred stock, transactions with affiliates, granting of liens and security interests, sales of assets and the use of proceeds from sales of assets, mergers and consolidations, and changes of control. The covenants do permit Allied Waste NA to incur certain indebtedness, including indebtedness under the Senior Credit Facility, indebtedness issued and/or assumed in permitted acquisitions and other indebtedness which is limited to a certain percentage of Allied Waste NA's total assets.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued pursuant to an indenture, to be dated as of May 15, 1997 (the "Indenture"), between the Company and First Bank National Association, as trustee (the "Trustee").


     The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The statements under this caption relating to the Exchange Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever defined terms or particular sections of the Indenture are referred to, such defined terms and sections are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreement referred to below (see "-- Registration Covenant; Exchange Offer") are available at the corporate trust office of the Trustee. All references in this section to the "Company" refer solely to Allied Waste Industries, Inc., the issuer of the Exchange Notes, and all references in this section to "Allied Waste NA" refer solely to Allied Waste North America, Inc., and not to their respective subsidiaries.


GENERAL

     The Exchange Notes will be unsecured senior obligations of the Company, will be limited to $418.0 million aggregate principal amount and will mature on June 1, 2007.

     The Exchange Notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries. As of June 30, 1997, the Exchange Notes will be effectively subordinated to approximately $1,198.0 million of debt of the Company's subsidiaries. See "Risk Factors -- Holding Company Structure; Structural Subordination." In addition, subject to certain financial tests, the Company's Restricted Subsidiaries may from time to time hereafter incur additional Debt, including under the Senior Credit Facility, to which the Exchange Notes would be effectively subordinated. See "Certain
Covenants -- Limitation on Debt of the Company and Certain of its Restricted Subsidiaries" and "-- Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries."


CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101).

     "Accreted Value" means, as of any date prior to June 1, 2002, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial offering price ($574.36 per $1,000 principal amount at maturity of Notes) of such Notes and (b) the portion of the excess of the principal amount of such Notes over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 11.30% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months and as of any date on or after June 1, 2002, the principal amount of each Note.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Allied Canada Debentures" means the Zero Coupon Junior Subordinated Debenture of Allied Canada and the 7% Junior Subordinated Debenture of Allied Canada issued to Laidlaw in connection with the Acquisition and subsequently transferred by Laidlaw to Allied Finance.


     "Allied Insurance" means Reliant Insurance Company, a Vermont corporation and a Subsidiary of the Company, engaged solely in the business of issuing insurance policies with respect to the closure and post-closure financial assurance obligations of the Company and its Restricted Subsidiaries.


     "Asset Disposition" by any Person that is the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary), of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary, (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business, but excluding in each case in Clauses (i), (ii) and (iii), (x) a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary or by such Person to a Wholly Owned Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Mergers, Consolidations and Certain Sales and Purchases of Assets" and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described under "Certain Covenants -- Limitation on Restricted Payments."

     "Bank Facility Capacity Increase" means a replacement, amendment, supplement, restatement, renewal or other modification of the Senior Credit Facility that increases the aggregate amount of borrowings permitted under the Senior Credit Facility.

     "Bank Facility Limit" means (x) $1,275 million less principal payments of term loans and permanent commitment reductions with respect to revolving loans under the Senior Credit Facility since the date of the Indenture or (y) following a Bank Facility Capacity Increase, the Increased Bank Facility Limit, less principal payments of term loans and permanent commitment reductions with respect to revolving loans under the Bank Agreement, as so replaced, amended, supplemented, restated, renewed or modified, since the date of such Bank Facility Capacity Increase.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in Clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions to such Person.

     "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt Incurred or proposed to be incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (ii) (A), minus (C) Consolidated Interest Expense of such Person with respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within Clause (ii) (A); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (v) any Preferred Stock dividends declared and paid or payable in cash; and (vi) any interest capitalized in accordance with generally accepted accounting principles; provided, however, that Consolidated Interest Expense shall not include interest expense or amortization of Debt discounts relating to the Allied Canada Debentures.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of interests transaction for any period prior to the date of such transaction (subject to the final proviso of the definition of Consolidated EBITDA Coverage Ratio when Consolidated Net Income is being computed for purposes of calculating the Consolidated EBITDA Coverage Ratio),
(b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions,
(c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (e) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (f) all extraordinary gains and extraordinary losses that involve a present or future cash payment, (g) all non-cash non-recurring charges during such period, including charges for acquisition-related costs (it being understood that (x) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (y) charges, other than charges for the accruals referred to in Clause (x) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges) and (h) the tax effect of any of the items described in Clauses (a) through (g) above.

     "Consolidated Net Worth" of any Person at any date means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Interests of such Person; provided, however, that, with respect to the Company and its Restricted Subsidiaries, adjustments following the date of the Indenture to the accounting books and records of the Company and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such Person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

     "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (vii) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

     "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary of (i) the Capital Stock or assets of Specialized Waste or (ii) any other asset of the Company or any Restricted Subsidiary the fair market value of which does not exceed $5 million by itself or $10 million in aggregate with all other assets disposed of in Excepted Dispositions under this Clause (ii) in any fiscal year.

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Increased Bank Facility Limit" means, in connection with any Bank Facility Capacity Increase, the amount that is the least of (i) the aggregate amount of Debt permitted to be outstanding under the terms of the Senior Credit Facility, as amended pursuant to such Bank Facility Capacity Increase, (ii) the amount equal to three times Consolidated EBITDA of Allied Waste NA and its Restricted Subsidiaries for the most recently ended four fiscal quarters period for which financial statements are available immediately preceding the date of such Bank Facility Capacity Increase and (iii) the amount equal to the sum of (x) the maximum amount of Debt that Allied Waste NA would be permitted to Incur on such date under the Consolidated EBITDA Coverage Ratio test described in the first paragraph under the covenant "Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries" on the terms contemplated by the Senior Credit Facility, as amended by the Bank Facility Capacity Increase and (y) the aggregate amount of Debt outstanding under the Senior Credit Facility on such date.

     "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles, to be recorded on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time such other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Intercompany Agreements" means the Management Agreement between the Company and Allied Waste NA dated November 15, 1996.

     "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

     "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person that is the Company or any Restricted Subsidiary means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition (iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and (iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

     "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

     "Permitted Investment" means (i) Investments in the Company or any Person that is, or as a consequence of such Investment becomes, a Restricted Subsidiary, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than year, (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having peer group rating of B or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated BBB or better (or the equivalent thereof) by Standard & Poor's Ratings Group or Baa or better (or the equivalent thereof) by Moody's Investors Service, Inc., (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in Clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of Clauses (ii) and (iii) above, (vii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in Clauses
(ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above, (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within 360 days, (ix) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (x) any Investment consisting of loans and advances to employees of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business, (xi) any Investment consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or Allied Waste NA in connection with management incentive plans not to exceed $5 million at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of the Company, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments, (xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement, (xiii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or the obligor with respect to such accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (xiv) any Investment that constitutes part of the consideration from an Asset Disposition made pursuant to, and in compliance with, the covenant described above under "Repurchase at the Option of Holders -- Asset Dispositions," (xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of the Company; and (xvi) other Investments in an aggregate amount not to exceed $50 million.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Offering" means any underwritten public offering of Capital Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.

     "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

     "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock or such Person.

     "Restricted Subsidiary" means (i) at any date, a Subsidiary of the Company that is not an Unrestricted Subsidiary as of such date and (ii) for any period, a Subsidiary of the Company that for any portion of such period is not an Unrestricted Subsidiary, provided that such term shall mean such Subsidiary only for such portion of such period.

     "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by a Person of any property or asset of such Person which has been or is being sold or transferred, more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof, by such Person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.


     "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of October 1, 1997, among the Company, Allied Waste NA, Credit Suisse First Boston, Goldman Sachs Credit Partners L.P., Citibank, N.A. and the other Lenders referred to therein, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Agreement.


     "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

     "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Unrestricted Subsidiary" means (i) at any date, a Subsidiary of the Company that is an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under the caption "Certain Covenants -- Unrestricted Subsidiaries" and (ii) for any period, a Subsidiary of the Company that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under the caption "Certain
Covenants -- Unrestricted Subsidiaries," provided that such term shall mean such Subsidiary only for such portion of such period.

     "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and the amount of such principal by (ii) the sum of all such principal payments.

INTEREST AND PAYMENTS

     No cash interest (other than Special Interest (as defined below, if any)) will accrue on the Exchange Notes prior to June 1, 2002. The Exchange Notes will accrue interest at the rate per annum shown on the front cover of this Offering Circular from June 1, 2002 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2002, until the principal thereof is paid or made available for payment, to the Person in whose name the Exchange Notes (or any predecessor Exchange Note) is registered at the close of business on the preceding May 15 or November 15, as the case may be. The Exchange Notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this Offering Circular plus 2%. Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. (Section 301).

     Pursuant to the Registration Rights Agreement, the Company has agreed to file and cause to become effective a registration statement relating to an exchange offer for the Exchange Notes, or, in lieu thereof, to file and cause to become effective a resale shelf registration statement for the Exchange Notes. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth in the Registration Rights Agreement, Special Interest will accrue and be payable on the Exchange Notes either temporarily or permanently. See "-- Registration Covenant; Exchange Offer."

     No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 203 and 307).

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     Exchange Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Exchange Notes generally will be represented by one or more fully-registered global notes (collectively, the "Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form, as discussed below. The Global Exchange Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee of DTC (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Notes selected for redemption. Also, the Company is not required to transfer or exchange an Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

     The registered Holder of an Exchange Note will be treated as the owner of such Exchange Note for all purposes.

EXCHANGES OF BOOK-ENTRY EXCHANGE NOTES FOR CERTIFICATED EXCHANGE NOTES

     A beneficial interest in a Global Exchange Note may not be exchanged for an Exchange Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Exchange Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary,
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Exchange Note.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL EXCHANGE NOTES

     The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC had advised the Company that its current practice, upon the issuance of the Global Exchange Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).


     AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL EXCHANGE NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE EXCHANGE NOTES REPRESENTED BY SUCH GLOBAL EXCHANGE NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE EXCHANGE NOTES. Except in the limited circumstances described above under "-- Exchanges of Book-Entry Exchange Notes for Certificated Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have any portions of such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or Holders of the Global Exchange Note (or any Exchange Notes represented thereby) under the Indenture or the Exchange Notes.


     Investors may hold their interests in the Global Exchange Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global

Exchange Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest on Global Exchange Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Exchange Note representing any Exchange Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note for such Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. None of the Company or the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

     Interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Exchange Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Exchange Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Exchange Notes.

OPTIONAL REDEMPTION

     The Exchange Notes will not be subject to any redemption at the option of the Company prior to December 1, 2001 except as set forth in the following paragraphs. On or after December 1, 2001, the Exchange Notes will be subject to redemption, in whole or in part, at the option of the Company at any time prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Exchange Notes to be redeemed at the address of such Holder appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000 principal amount, (i) at the following Redemption Price (expressed as a percentage of Accreted Value) plus any accrued but unpaid Special Interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive Special Interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the six-month period beginning on December 1 of the year indicated below:

                                                                      REDEMPTION
                                       YEAR                             PRICE
               -----------------------------------------------------  ----------
               2001.................................................    107.000%

and (ii) at the following Redemption Prices (expressed as percentages of principal amount) plus any accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

                                                                      REDEMPTION
                                       YEAR                             PRICE
               -----------------------------------------------------  ----------
               2002.................................................    105.650%
               2003.................................................    102.825
               2004 and thereafter..................................    100.000

     At any time, or from time to time, prior to June 1, 2000 up to 33 1/3% in aggregate principal amount of Exchange Notes originally issued under the Indenture will be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of the Company, at a Redemption Price equal to 111.30% of their Accreted Value as of, together with any accrued but unpaid Special Interest to, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive any Special Interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding public offering. (Sections 203, 301 and 1102).

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000. (Sections 1103, 1104 and 1105).

MANDATORY REDEMPTION


     Except as described below under "Repurchase at the Option of Holders -- Asset Dispositions," "-- Change of Control," the Notes will not have the benefit of any mandatory redemption or sinking fund obligations of the Company.


REPURCHASE AT THE OPTION OF HOLDERS

  Asset Dispositions

     The Company may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition (other than an Asset Disposition permitted under "Mergers, Consolidations and Certain Sales and Purchases of Assets") unless: (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $1 million and not involving solely a sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors; (ii) at least 75% of the consideration received by the Company (or such Subsidiary) consists of (u) cash or readily marketable cash equivalents, (v) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the Notes) and release from all liability on such Debt or other liabilities assumed, (w) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of the Company or any of its Wholly Owned Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition or (x) any combination thereof; and (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by the Company or a Restricted Subsidiary, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, (A) first, to repayment of Debt then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to Clause (B) following;
(B) second, to the extent Net Available Proceeds are not required to be applied to Debt as specified in Clause (A), to purchases of Outstanding Notes pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of any Debt then outstanding) at a purchase price equal to (x) in the case of any such purchase prior to June 1, 2002, 100% of their Accreted Value as of the purchase date and (y) in the case of any such purchase on or after June 1, 2002, 100% of their principal amount, in each case, plus any accrued interest (including Special Interest) to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date) and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase (or 100% of the accreted value in the case of original issue discount Debt); and (C) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture. (Section 1014).

     Notwithstanding the foregoing, the Company will not be required to comply with the provisions of the Indenture described in Clause (iii) of the preceding paragraph if the Net Available Proceeds (less any amounts ("Reinvested Amounts") invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of the Company or any of its Wholly Owned Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith)) are less than $50 million (such lesser amount to be carried forward on a cumulative basis for purposes of determining the application of this paragraph). Notwithstanding the foregoing, if any Restricted Subsidiary in which a Reinvested Amount is invested becomes an Unrestricted Subsidiary thereafter, then such change in status will be deemed an Asset Disposition with Net Available Proceeds in an amount equal to such Reinvested Amount, and such amount will be applied pursuant to Clause (iii) above (subject to this paragraph). (Section 1014).

     Notwithstanding the foregoing, the Company will not be required to comply with the requirements described in Clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.


     Any Offer to Purchase required by the provisions described above will be effected by the sending of the written terms and conditions thereof (the "Offer Document"), by first class mail, to Holders of the Exchange Notes within 30 days after the date which is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the Offer to Purchase and the requirements that a Holder must satisfy to tender any Note pursuant to such Offer to Purchase are substantially the same as those described below under "-- Change of Control."

  Change of Control


     Within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), the Company will commence an Offer to Purchase all Outstanding Exchange Notes, at a purchase price equal to (x) in the case of any such purchase prior to June 1, 2002, 101% of their Accreted Value as of the purchase date and (y) in the case of any such purchase on or after June 1, 2002, 101% of their principal amount, in each case (x) and (y), plus any accrued interest (including Special Interest) to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase). Such obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the Notes. See "Defeasance."


     A "Change of Control" will be deemed to have occurred in the event that, after the date of the Indenture, (i) any Person, or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of the Company, (ii) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company, (iii) there occurs any transaction or series of related transactions, and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of the Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity) or
(iv) Allied Waste NA ceases to be a Subsidiary of the Company. (Section 1015).


     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes resulting from a Change of Control.



     The terms of the Senior Credit Facility prohibit and the terms of the indenture relating to the Allied Waste NA Notes limit Allied Waste NA from paying dividends or other distributions to the Company in respect of the Capital Stock of Allied Waste NA, and thus may effectively prohibit any repurchase of Exchange Notes by the Company, in the event of a Change of Control, unless all indebtedness then outstanding under the Senior Credit Facility and the Allied Waste NA Notes are first repaid. In order to repay such indebtedness and repurchase the Exchange Notes, it may be necessary for the Company to recapitalize and/or refinance some or all of its outstanding indebtedness. There can be no assurance that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. See "Risk Factors -- Holding Company Structure; Structural Subordination."



     Prior to the mailing of an Offer Document, the Company will in good faith seek to obtain any required consents of the lenders under the Senior Credit Facility and holders of the Allied Waste NA Notes or repay the outstanding obligations thereunder. The right of the Holders to require the Company to purchase Exchange Notes pursuant to an Offer will be subject to obtaining the requisite consents or to making such repayment.



     Within 30 days of a Change of Control, an Offer Document will be sent, by first class mail, to Holders of the Exchange Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include (a) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the provisions described under "Certain Covenants -- Provision of Financial Information" below (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), (b) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in

Clause (a) (including a description of the events requiring the Company to make the Offer to Purchase), (c) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (d) any other information required by applicable law to be included therein. The Offer Document will contain all instructions and materials necessary to enable Holder's of the Exchange Notes to tender Exchange Notes pursuant to the Offer to Purchase. The Offer Document will also state (i) that a Change of Control has occurred (or, if the Offer to Purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that the Company will offer to purchase the Holders Exchange Notes, (ii) the Expiration Date of the Offer to Purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document, (iii) the Purchase Date for the purchase of Exchange Notes which will be within five Business Days after the Expiration Date, (iv) the aggregate principal amount of Exchange Notes to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to the Indenture) and the purchase price and (v) a description of the procedure which a Holder must follow to tender all or any portion of the Exchange Notes. (Sections 101 and 1016).



     To tender any Exchange Note, a Holder must surrender such Exchange Note at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of Exchange Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the expiration date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Note the Holder tendered, the certificate number of the Exchange Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of an Exchange Note tendered must be tendered in an integral multiple of $1,000 principal amount. (Section 101).


REGISTRATION COVENANT; EXCHANGE OFFER


     The Company entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the holders of the Notes, (i) to file with the Commission, within 60 days following the closing of the issuance and sale of the Notes (the "Closing"), a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to an Exchange Offer (the "Exchange Offer") pursuant to which securities substantially identical to the Notes (except that such securities will not contain terms with respect to the special interest payments described below or transfer restrictions) (the "Exchange Notes") would be offered in exchange for the then outstanding Notes tendered at the option of the Holders thereof and (ii) to use its best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable, but in no case later than 180 days following the Closing. The Company has further agreed to use its best efforts to commence and complete the Exchange Offer promptly, but no later that 45 days after such registration statement has become effective, hold the Exchange Offer open for at least 30 days, and issue Exchange Notes for all Notes validly tendered and not withdrawn before the expiration of the Exchange Offer.


     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

     Under existing Commission interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resale of those Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to such Exchange Notes (other than a resale of any unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange

Notes. The Exchange Offer Registration Statement will be kept effective for a period of 90 days after the Exchange Offer has been completed in order to permit resales of Exchange Notes acquired by broker-dealers in the Exchange Offer for Notes acquired in after-market transactions. Each holder of the Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an Affiliate of the Company.

     However, if on or before the date of consummation of the Exchange Offer the existing Commission interpretations are changed such that the Exchange Notes would not in general be freely transferable on such date, the Company will, in lieu of effecting registration of Exchange Notes, use its best efforts to file a registration statement under the Securities Act relating to a shelf registration of the Notes for resale by Holders (such registration, the "Shelf Registration" and such registration statement, the "Shelf Registration Statement") as soon as practicable, but no later than the later of 30 days after the time such obligation to file arises and 60 days after the Closing. In addition, in the event that the Purchasers shall not have resold all of the Notes initially purchased by them from the Company prior to the consummation of the Exchange Offer, the Company shall file under the Securities Act as soon as practicable a Shelf Registration Statement. The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective until the second anniversary of the Closing. The Company will, in the event of the Shelf Registration, provide to the Holders of the Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify such Holders when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).


     Although the Company has filed the registration statement previously described, there can be no assurance that the registration statement will become effective. In the event that (i) the Company has not filed the Exchange Offer Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed as described above,
(ii) such Exchange Registration Statement or Shelf Registration Statement has not become or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective as described above, (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Exchange Offer Registration Statement or Shelf Registration Statement required as described above is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in Clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, special cash interest ("Special Interest"), in addition to any base interest that would otherwise accrue on the Notes, shall accrue and be payable at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. The Special Interest will be payable in cash semiannually in arrears on each June 1 and December 1. Special Interest, if any, will be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

     The Notes and the Exchange Notes will be considered collectively to be a single class and series for all purposes under the Indenture, including waivers, amendments, redemptions and Offers to Purchase, and for purposes of this Description of the Exchange Notes (except under this caption "Registration Covenant; Exchange Offer"), all references herein to "Notes" shall be deemed to refer collectively to the Notes and any Exchange Notes, unless the context otherwise requires.


CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  Limitation on Debt of the Company and Certain of its Restricted Subsidiaries

     The Company may not Incur any Debt and may not permit any of its Restricted Subsidiaries (other than Allied Waste NA and its Restricted Subsidiaries) to Incur any Debt or issue Preferred Stock unless, immediately after giving pro forma effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four fiscal quarters, would be greater than 2.0 to 1.0.

     Without regard to the foregoing limitations, the Company and its Restricted Subsidiaries (other than Allied Waste NA and its Restricted Subsidiaries) may Incur the following Debt:

          (i) Debt under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the Bank Facility Limit then in effect;

          (ii) Debt owed by the Company to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that in the event that either (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary or (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this Clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

          (iii) Debt outstanding on the date of the Indenture;

          (iv) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;


          (v) Debt incurred to renew, extend, refinance or refund any outstanding Debt permitted in Clauses (i) through (iii) above; provided, however, that such Debt does not exceed the principal amount (or accreted value in the case of original issue discount Debt) of Debt so renewed, extended, refinanced or refunded; and provided further, that Debt the proceeds of which are used to refinance or refund Debt which expressly states that it is subordinate in right of payment to the Exchange Notes shall only be permitted if (A) the refinancing or refunding Debt is made subordinate to the Exchange Notes to substantially the same extent as, or a greater extent than, the Debt being refinanced or refunded is subordinated to the Exchange Notes and (B) such refinancing or refunding Debt (x) does not have a final Stated Maturity earlier than the final Stated Maturity of the refinanced or refunded Debt or permit redemption or other retirement of such Debt (including pursuant to an offer to purchase by the Company) at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt on terms and in circumstances that are substantially similar to those on and in which the Debt being refinanced may be redeemed or otherwise retired and (y) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced; and


          (vi) Debt not otherwise permitted to be incurred pursuant to Clauses
     (i) through (v) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this Clause (vi) and then outstanding, does not exceed $75 million. (Section 1008).

  Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries

     The Company may not permit Allied Waste NA or any Restricted Subsidiary of Allied Waste NA to incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of Allied Waste NA and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0 if such Incurrence or issuance is on or prior to December 31, 1999 and 2.25 to 1.0 if thereafter. (Section 1009).

     Without regard to the foregoing limitations, Allied Waste NA and its Restricted Subsidiaries may Incur the following Debt:

          (i) Debt under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the Bank Facility Limit then in effect;

          (ii) Debt owned by Allied Waste NA to the Company or to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary of Allied Waste NA to the Company or to a Restricted Subsidiary; provided, however, that in the event that either (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary or (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this Clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

          (iii) Debt outstanding on the date of the Indenture;

          (iv) Debt Incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the Indenture described under "Mergers, Consolidations and Certain Sales and Purchases of Assets," which Debt (A) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary of Allied Waste NA in such transaction (including by way of merger or consolidation with Allied Waste NA or another Restricted Subsidiary of Allied Waste NA) and was not issued in contemplation of such transaction or (B) is issued by Allied Waste NA or a Restricted Subsidiary of Allied Waste NA to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of the Indenture described under this Clause (iv) not to exceed $50 million at any one time outstanding;

          (v) Debt consisting or Permitted Interest Rate or Currency Protection Agreements;


          (vi) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in Clauses (i) through (iv) above; provided, however, that such Debt does not exceed the principal amount (or accreted value in the case of original issued discount Debt) of Debt so renewed, extended, refinanced or refunded; and provided further, that Debt the proceeds of which are used to refinance or refund Debt which expressly states that it is subordinate in right of payment to the Exchange Notes shall only be permitted if (A) the refinancing or refunding Debt is made subordinate to the Exchange Notes to substantially the same extent as, or a greater extent than, the Debt being refinanced or refunded is subordinated to the Notes and (B) such refinancing or refunding Debt (x) does not have a final Stated Maturity earlier than the final Stated Maturity of the refinanced or refunded Debt or permit redemption or other retirement of such Debt (including pursuant to an offer purchase by the Company) at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt on terms and in circumstances that are substantially similar to those on and in which the Debt being refinanced may be redeemed or otherwise retired and (y) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced; and

          (vii) Debt not otherwise permitted to be Incurred pursuant to Clauses
     (i) through (vi) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this Clause (vii) and then outstanding, does not exceed 5% of the Consolidated Total Assets of Allied Waste NA and its Restricted Subsidiaries at the time of such Incurrence. (Section 1009).

     Notwithstanding the foregoing, the Company may not permit Allied Insurance to Incur any Debt other than reimbursement obligations with respect to letters of credit and other financial assurance obligations issued to enable Allied Insurance to issue insurance policies for the benefit of the Company and its Restricted Subsidiaries.

  Limitation on Restricted Payments


     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or any Restricted Subsidiary or to the holders thereof in their capacity as such (excluding any dividends or distributions) (u) to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of the Company (other than Redeemable Interests), (v) dividends or distributions by a Restricted Subsidiary to the Company or another Restricted Subsidiary and (w) the payment of pro rata dividends by a Restricted Subsidiary to holders of both minority and majority interests in such Restricted Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Restricted Subsidiary), (iii) make any Investment that is not a Permitted Investment or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company (other than the Exchange Notes) that is subordinate in right of payment to the Exchange Notes (each of the transactions described in Clauses (i) through (iv) being a "Restricted Payment"), if:


          (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing;

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test described under "Limitation on Debt of the Company and Certain of its Restricted Subsidiaries" above; or

          (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses
     (i), (iii) and (iv) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of:

             (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from January 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

             (b) 100% of the aggregate net cash proceeds from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after January 1, 1997, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination;

             (c) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after January 1, 1997 from an Unrestricted Subsidiary of the Company; and

             (d) $10 million. (Section 1010).

     The foregoing covenant will not be violated by reason of:

          (i) the repurchase by the Company of the Warrant to purchase 20.4 million shares of the Company's Common Stock and the repurchase by the Company or Allied Finance of the Allied Finance Debentures;

          (ii) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

          (iii) any refinancing or refunding of Debt permitted pursuant to Clause (vi) of the second paragraph under "Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries" or pursuant to Clause (v) of the second paragraph under "Limitation on Debt of the Company and Certain of its Restricted Subsidiaries" above; and

          (iv) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause(3)(b) in the foregoing paragraph.

     Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph. (Section 1010).

  Limitations Concerning Distributions by Subsidiaries, Etc.


     The Company may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary: (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction: (a) pursuant to the Exchange Notes, the Indenture or any other agreement in effect on the date of the Indenture, (b) pursuant to the Allied Waste NA Notes, including any Guarantees thereof or Liens securing any of such Debt, (c) pursuant to the Senior Credit Facility, including any Guarantees of or Liens securing the Debt incurred thereunder, (d) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, (e) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement, (f) pursuant to customary non-assignment provisions in leases entered into in the ordinary course of business, (g) pursuant to purchase money obligations for property acquired in the ordinary course of business or liens in connection therewith permitted to be incurred under "-- Limitation on Liens" that impose restrictions of the nature described in Clause (iii) above on the property so acquired, (h) pursuant to Debt permitted to be Incurred by Allied Waste NA and its Restricted Subsidiaries pursuant to the provisions of the Indenture described under "Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries," provided, however, that the provisions relating to such encumbrance or restriction contained in such Debt are no more restrictive in any material respect than the restrictions contained in the indenture pursuant to which the Allied Waste NA Notes were issued or (i) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a),
(b), (c) or (h) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors. (Section 1011).

  Limitation on Liens


     The Company may not incur any Lien on property or assets of the Company now owned or hereafter acquired without making effective provision for securing the Exchange Notes, provided that in the event such Lien secures Debt which is subordinate in right of payment to the Exchange Notes, the Exchange Notes are secured on a basis prior to such Debt as to such property or assets for so long as such Debt will be so secured. (Section 1012).


  Limitation on Transactions with Affiliates and Related Persons

     The Company may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction (or series of related transactions) after the date of the Indenture with any Affiliate or Related Person unless: (i) such Affiliate or Related Person is (both before and after such transaction) (a) the Company or a Restricted Subsidiary or (b) another Restricted Subsidiary the minority interests in which are not held by any Affiliate or Related Person; or (ii) where the total consideration given or to be provided by the Company or such Restricted Subsidiary in or pursuant to such transaction (or series) (including cash, the fair value of noncash property and the assumption of Debt) (a) will be no more than $1 million, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer certifies in an Officer's Certificate that the terms of the transaction (or series) are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person, (b) will be in excess of $1 million but no more than $5 million, a majority of the disinterested members of the Board of Directors determines in its good faith judgment that the terms of the transaction are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; or (c) will be in excess of $5 million, a nationally recognized investment banking firm (which may not be an Affiliate or Related Person of the Company), delivers a written opinion to the Board of Directors prior to consummation of such transaction (or series) that the terms of the transaction (or series) are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person; provided, however, that the foregoing restriction will not apply to the Repurchase or to the Intercompany Agreements as in effect on the date of the Indenture or the transactions contemplated thereby. (Section
1013).

  Limitation on Sale of Capital Stock of Subsidiaries

     The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of or other ownership interests in a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of or other ownership interests in a Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary) except in a transaction that consists of a sale of all of the Capital Stock of or other ownership interests in such Subsidiary owned by the Company and any Subsidiary of the Company and that complies with the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" above to the extent such provisions apply. (Section 1019).

  Restriction on Business and Incurrence of Debt by Allied Finance

     Allied Finance may not, and the Company may not permit Allied Finance to, engage in any activities, transactions or business, including, without limitation, the Incurrence of any Debt, provided that the foregoing will not prohibit Allied Finance from holding the Allied Canada Debentures and engaging in any other activities and transactions that are directly related to its status as an obligor under the Allied Finance Debentures or its status as a holder of the Allied Canada Debentures. (Section 1020).

  Provision of Financial Information

     Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision thereto, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to comply with such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of such documents to any prospective Holder. (Section 1016).

  Unrestricted Subsidiaries

     The Company at any time may designate any Person that is a Subsidiary, or after the date of the Indenture becomes a Subsidiary, of the Company as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary. (Section 1018).

     Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

          (i) (x) in the event such Subsidiary is not a Subsidiary of Allied Waste NA, the Consolidated EBITDA Coverage Ratio of the Company and its Restricted Subsidiaries for the four full fiscal quarters of the Company next preceding the effective date of such purported change or other event, calculated on a pro forma basis as if such change or other event had been effective at the beginning of such period, would not exceed 2.0 to 1.0 and
     (y) in the event such Subsidiary is a Subsidiary of Allied Waste NA, the

     Consolidated EBITDA Coverage Ratio of Allied Waste NA and its Restricted Subsidiaries for the four full fiscal quarters of the Company next preceding the effective date of such purported change or other event, calculated on a pro forma basis as if such change or other event had been effective at the beginning of such period, would not exceed 2.0 to 1.0 if such purported change is to occur on or prior to December 31, 1999 and 2.25 to 1.0 if thereafter;

          (ii) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of the Indenture described under Clause (3) of the first paragraph under "Limitation on Restricted Payments" above; or

          (iii) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

     In addition and notwithstanding the foregoing, no Restricted Subsidiary may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

          (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries; or

          (ii) the Company or any other Restricted Subsidiary (A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary.

     Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which the Company would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision of the Indenture described under the preceding paragraph. "Unpermitted Debt" means any Debt of a Subsidiary of the Company if (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced), or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Restricted Subsidiary or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its other Restricted Subsidiaries. (Section 1018).

     Each Person that is or becomes a Subsidiary of the Company will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary. Each reference herein to a Restricted Subsidiary of Allied Waste NA refers to a Restricted Subsidiary that is a Subsidiary of Allied Waste NA. (Section 1018).

MERGERS, CONSOLIDATIONS AND CERTAIN SALES AND PURCHASES OF ASSETS

     The Company (i) may not, and may not permit any Restricted Subsidiary to, consolidate with or merge into any Person, provided that this Clause (i) will not prohibit any such consolidation or merger by a Restricted Subsidiary if (x) such Restricted Subsidiary ceases to be a Restricted Subsidiary in such consolidation or merger or (y) such consolidation or merger is with or into the Company or another Wholly Owned Restricted Subsidiary; (ii) may not permit any Person other than a Wholly Owned Restricted Subsidiary to consolidate with or merge into the Company or any Restricted Subsidiary, provided that this Clause
(ii) will not prohibit any such consolidation or merger with or into a Restricted Subsidiary if such Restricted Subsidiary ceases to be a Restricted Subsidiary in such consolidation or merger; (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; (iv) may not, and may not permit any Restricted Subsidiary of the Company to, acquire Capital Stock of or other ownership interests in any other Person such that such other Person becomes a Restricted Subsidiary (excluding transactions with an aggregate purchase price of not more than $50 million with respect to the consummation of which, as of the date of the Indenture, the Company has entered into a letter of intent, option or other contract); and (v) may not, and may not permit any Restricted Subsidiary of the Company to, purchase, lease or otherwise acquire all or substantially all of the properties and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person (excluding transactions with an aggregate purchase price of not more than $50 million with respect to the consummation of which, as of the date of the Indenture, the Company has entered into a letter of intent, option or other contract) unless, in each case (i), (ii), (iii), (iv) and (v) above:

          (1) immediately before and after giving effect to such transaction (or series) and treating any Debt incurred by the Company or a Subsidiary of the Company as a result of such transaction (or series) as having been Incurred by the Company or such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

          (2) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the Company's obligations under the Indenture;

          (3) immediately after giving effect to such transaction (or series), the Company or the successor entity would have a Consolidated Net Worth equal to or greater than 90% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to such transaction (or series);

          (4) if such transaction (or series) involves Allied Waste NA or any of its Restricted Subsidiaries, either (x) Allied Waste NA or its successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test described in the first paragraph under "Certain
     Covenants -- Limitation on Debt of Allied Waste NA and its Restricted Subsidiaries" above or (y) the Consolidated EBITDA Coverage Ratio of Allied Waste NA (or its successor entity) and its Restricted Subsidiaries for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the later of December 30, 1996 and the date that is twelve months before the date of such transaction (or series);

          (5) if such transaction (or series) involves the Company or any of its Restricted Subsidiaries (other than Allied Waste NA and any of its Restricted Subsidiaries), either (x) the Company or its successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test described under "Certain Covenants -- Limitation on Debt of the Company and Certain of its Restricted Subsidiaries" or (y) the Consolidated EBITDA Coverage Ratio of the Company (or its successor entity) and its Restricted Subsidiaries for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the later of December 30, 1996 and the date that is twelve months before the date of such transaction (or series);

          (6) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the covenant described above under "Certain Covenants -- Limitations on Liens," the Company or its successor entity will have secured the Notes as required by such covenant; and

          (7) unless such transaction (or series) is of the type referred to in Clause (iii) or (iv) above and involves an aggregate purchase price of less than $50 million, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture. (Section 801).

EVENTS OF DEFAULT


     The following will be Events of Default under the Indenture: (a) failure to pay any interest on any Exchange Note when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Exchange Note when due;
(c) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales and Purchases of Assets" or the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" and "-- Change of Control;" (d) failure to perform any other covenant or warranty of the Company in the Indenture or the Exchange Notes, continued for 60 days after written notice from Holders of at least 10% in principal amount of the Outstanding Exchange Notes as provided in the Indenture; (e) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt by the Company or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of the Company or any Restricted Subsidiary, in each case with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $25 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an aggregate amount in excess of $25 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and (g) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary of the Company. (Section 501).



     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee and certain other conditions provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section
512).



     If an Event of Default (other than an Event of Default of the type described in Clause (g) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes may accelerate the maturity of all Exchange Notes. If an Event of Default of the type described in Clause (g) above occurs, the Accreted Value (if such event occurs prior to June 1, 2002) or the principal amount (if such event occurs on or after June 1, 2002) of and any accrued interest (including Special Interest) on the Exchange Notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Exchange Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated Accreted Value or principal amount, as the case may be, have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."



     No Holder of any Exchange Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder has previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Exchange Note for enforcement of payment of the Accreted Value or principal amount, as the case may be, of (and premium, if any) or any interest (including Special Interest) on such Exchange Note on or after the respective due dates expressed in such Exchange Note. (Sections 507 and 508).



     In the case any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the provisions described above under "Optional Redemption," an equivalent premium will also become and be immediately due and payable upon the acceleration of the Exchange Notes.


     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company will be required to deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto. (Section 1020).

DEFEASANCE


     The Indenture will provide that (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Exchange Notes or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the Indenture and the Exchange Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of, and premium, if any, and each installment of interest, if any, on the Outstanding Exchange Notes. With respect to Clause
(B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to Clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Exchange Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to Clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Exchange Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of

Default) shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Sections 1201, 1202, 1203 and 1204).


     In the event the Company omits to comply with its remaining obligations under the Indenture and the Exchange Notes after a defeasance of the Indenture with respect to the Exchange Notes as described under Clause (B) above and the Exchange Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Exchange Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.


MODIFICATION AND WAIVER


     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Exchange Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) on, any Exchange Note, (b) reduce the Accreted Value or principal amount, as the case may be, of (or the premium, if any), or interest (including Special Interest) on, any Exchange Note, (c) change the place or currency of payment of Accreted Value or principal amount, as the case may be, of (or premium, if any), or interest (including Special Interest) on, any Exchange Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note, (e) reduce the above-stated percentage of Outstanding Exchange Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Exchange Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified or (h) modify the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" and under "-- Change of Control" in a manner adverse to the Holders thereof in any material respect. (Section 902).



     The Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1021). The Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes may waive any past default under the Indenture, except a default in the payment of principal (or premium, if any) or interest. (Section 513).


NOTICES


     Notices to Holders of Exchange Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106).


TITLE


     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name an Exchange Note is registered as the absolute owner thereof (whether or not such Exchange Note may be overdue) for the purpose of making payment and for all other purposes. (Section 308).


GOVERNING LAW


     The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF
                      AN INVESTMENT IN THE EXCHANGE NOTES

     The following summary of the principal United States federal income tax consequences of ownership of Exchange Notes deals only with Exchange Notes held as capital assets by initial purchasers, and not with special classes of holders, including, without limitation, dealers in securities or currencies, banks, certain U.S. expatriates, tax-exempt organizations, life insurance companies, persons that hold Exchange Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. This summary does not address the effect of any United States state or local law on a holder of Exchange Notes.

     For purposes of this discussion, the term "United States Holder" means a beneficial owner of an Exchange Note who or that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust whose administration is subject to the primary supervision of a U.S. court and one or more U.S. fiduciaries of which have authority to control all substantial decisions of the trust, or (iv) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, and the term "United States Alien Holder" means a beneficial owner of an Exchange Note who or that is not a United States Holder.

     Prospective purchasers of Exchange Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other state, local or foreign taxing jurisdiction, of the ownership of Exchange Notes.

UNITED STATES HOLDERS

  Original Issue Discount

     General. The Exchange Notes will be treated as issued at an original issue discount because the excess of an Exchange Note's "stated redemption price at maturity" over its "issue price" is more than a "de minimis amount." Generally, the issue price of an Exchange Note will be the first price at which a substantial amount of Exchange Notes included in the issue of which the Exchange
Note is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of an Exchange Note is the total of all payments provided by the Exchange Note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on an Exchange Note that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the Exchange Note. Under this rule, none of the interest payments on the Exchange Notes will be qualified stated interest.

     In general, a United States Holder is required to include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, regardless of whether the United States Holder is otherwise a cash method or accrual method taxpayer. The amount of OID includable in income by a United States Holder is the sum of the daily portions of OID with respect to the Exchange Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Exchange Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to an Exchange Note may be of any length selected by the United States Holder and may vary in length over the term of the Exchange Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Exchange Note occurs on either the final or first day of an accrual period. The amount of OID on an Exchange Note that is allocable to an accrual period equals the product of the Exchange Note's adjusted issue price at the beginning of the accrual period and such Exchange Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The "adjusted issue price" of an Exchange Note at the beginning of any accrual period is the issue price of the Exchange Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Exchange Note. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Exchange Note and (y) the Exchange Note's adjusted issue price as of the beginning of the final accrual period. Under the foregoing rules, a United States Holder will generally have to include in gross income increasingly greater amounts of OID in successive accrual periods.

     Acquisition Premium. A United States Holder that purchases an Exchange Note for an amount less than or equal to the sum of all amounts payable on the Exchange Note after the purchase date but in excess of its adjusted issue price (as determined above under "Original Issue Discount -- General") (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" shall reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Exchange
Note immediately after its purchase over the adjusted issue price of the Exchange Note, and the denominator of which is the excess of the sum of all amounts payable on the Exchange Note after the purchase date over the Exchange Note's adjusted issue price.

     Market Discount. An Exchange Note will be treated as purchased at a market discount (a "Market Discount Exchange Note") if (i) a United States Holder's purchase price for the Exchange Note is less than the Exchange Note's issue price (as determined above under "Original Issue Discount -- General") and (ii) the Exchange Note's "revised issue price" exceeds such purchase price by at least 1/4 of 1 percent of such Exchange Note's stated redemption price at maturity multiplied by the number of complete years to the Exchange Note's maturity after the purchase date. If such excess is not sufficient to cause the Exchange Note to be a Market Discount Exchange Note, then such excess constitutes "de minimis market discount" and such Exchange Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the "revised issue price" of an Exchange Note generally equals its issue price, increased by the amount of any OID that has accrued on the Exchange Note.

     Any gain recognized on the maturity or disposition of a Market Discount Exchange Note will be treated as ordinary income (generally interest income) to the extent that such gain does not exceed the accrued market discount on such Exchange Note. Alternatively, a United States Holder of a Market Discount Exchange Note may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method) over the life of the Exchange Note. Such an election will apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service. Such currently included market discount will increase a United States Holder's tax basis for the Exchange Note and generally is treated as ordinary interest income.

     Market discount on a Market Discount Exchange Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election will apply only to the Exchange Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Exchange Note that does not elect to include market discount in income currently may be required to defer deductions for all or a portion of the interest expense on any borrowings allocable to such Exchange Note until the maturity or taxable disposition of such Exchange Note.

     Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on an Exchange Note using the constant-yield method described above under the heading "Original Issue Discount -- General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by an acquisition premium.

     In applying the constant-yield method to an Exchange Note with respect to which this election has been made, the issue price of the Exchange Note will equal its cost to the electing United States Holder, the issue date of the Exchange Note will be the date of its acquisition by the electing United States Holder, and no payments on the Exchange Note will be treated as payments of qualified stated interest. This election will generally apply only to the Exchange Note with respect to which it is made and may not be revoked without the consent of the Service. If the election to apply the constant-yield method to all interest on an Exchange Note is made with respect to a Market Discount Exchange Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue
Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

  Purchase, Sale and Retirement of the Exchange Notes

     A United States Holder's tax basis in an Exchange Note will generally be its cost, increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Exchange Note and the amount, if any, of income attributable to de minimis market discount included in the United States Holder's income with respect to the Exchange Note, and reduced by the amount of all payments on the Exchange Note.

     A United States Holder will generally recognize gain or loss on the sale or retirement of an Exchange Note equal to the difference between the amount realized on the sale or retirement and the adjusted tax basis of the Exchange Note. Except to the extent described above under "Original Issue
Discount -- Market Discount," gain or loss recognized on the sale or retirement of an Exchange Note will be capital gain or loss and will be long-term capital gain or loss if the Exchange Note was held for more than one year at the time of the sale or retirement.

UNITED STATES ALIEN HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

          (i) payments of principal, premium (if any) and OID by the Company or any of its paying agents to any holder of an Exchange Note that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) the beneficial owner of the Exchange Note does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Exchange Note is not (x) a controlled foreign corporation that is related to the Company through stock ownership, or (y) a bank receiving interest described in
     Section 881(c)(3)(A) of the Code, and (c) either (A) the beneficial owner of the Exchange Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Exchange Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (ii) a United States Alien Holder of an Exchange Note will not be subject to United States federal withholding tax on any gain realized on the sale or retirement of an Exchange Note unless (a) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, or (b) the gain is effectively connected with a United States trade or business of the holder, or if an income tax treaty applies, is generally attributable to a United States "permanent establishment" maintained by the holder; and

          (iii) an Exchange Note held by an individual who at death is not a citizen or resident of the United States will not be includable in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Exchange Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

     If a United States Alien Holder is engaged in a trade or business in the United States and OID on the Exchange Note is effectively connected with the conduct of such trade or business (or, if an income tax treaty applies, and the United States Alien Holder maintains a United States "permanent establishment" to which the OID is generally attributable), the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraph
(i) (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to United States federal income tax on such OID in the same manner as if it were a United States person.

     In addition, a foreign corporation that is a holder of an Exchange Note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable tax treaty. For this purpose, OID on an Exchange Note or gain on the disposition of an Exchange Note will be included in earnings and profits if such OID or gain is effectively connected with the conduct by the foreign corporation of a trade of business in the United States.

     Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Exchange Notes held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  United States Holders

     In general, information reporting requirements will apply to payments of principal, any premium and the proceeds of the sale of an Exchange Note before maturity within the United States to, and to the accrual of OID on an Exchange Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

  United States Alien Holders

     Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and OID made by the Company or a paying agent to a United States Alien Holder on an Exchange Note; provided, the certification described in clause
(i)(c) under "United States Alien Holders" above is received; and provided further that the payor does not have actual knowledge that the holder is a United States person. The Company or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of OID on the Exchange Notes. See the discussion above with respect to the rules under the Proposed Regulations.

     Payments of the proceeds from the sale by a United States Alien Holder of an Exchange Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of an Exchange Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 14, 1998 (90 days after commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.


     The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Notes offered hereby will be passed on for the Company by Porter & Hedges, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The audited consolidated financial statements of Laidlaw Solid Waste Management Group incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Coopers & Lybrand, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
Risk Factors..........................   10
Disclosure Regarding Forward Looking
  Statements..........................   16
The Company...........................   17
The Exchange Offer....................   25
Certain Federal Income Tax
  Consequences of the Exchange
  Offer...............................   32
Description of Certain Indebtedness...   32
Description of the Exchange Notes.....   34
Certain Federal Income Tax
  Consequences of an Investment in the
  Exchange Notes......................   61
Plan of Distribution..................   65
Legal Matters.........................   65
Experts...............................   65


======================================================
======================================================

                                  ALLIED WASTE
                                INDUSTRIES, INC.
                                  $418,000,000

                               OFFER TO EXCHANGE
                        ITS 11.30% SENIOR DISCOUNT NOTES
                           DUE 2007 FOR 11.30% SENIOR
                          DISCOUNT NOTES DUE 2007 THAT
                              HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933


                               NOVEMBER 10, 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     The Company has not purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES.

     (A) EXHIBITS

     The following is a list of all the exhibits filed as part of the Registration Statement.


NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  3.1    Certificate of Incorporation of the Company. Exhibit 3.1 to the Company's Annual
         Report on Form 10-K is incorporated herein by reference.
  3.2    Bylaws of the Company. Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
         is incorporated herein by reference.
  4.1    Indenture, dated as of May 15, 1997, by and among the Company and First Bank
         National Association with respect to the Notes and Exchange Notes.
  4.2    Form of Exchange Note (included in Exhibit 4.1).
  5.1    Opinion of Porter & Hedges, L.L.P., as to the legality of the Exchange Notes.
 10.1    Registration Rights Agreement, dated as of December 5, 1996, by and among the
         Company, Goldman, Sachs & Co., Merrill Lynch & Co., and Credit Suisse First Boston.
 23.1    Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of Coopers & Lybrand.
 24.1    Power of Attorney.*
 25.1    Statement of Eligibility and Qualification of Trustee on Form T-1 of First Bank
         National Association under the Trust Indenture Act of 1934.
 99.1    Letter of Transmittal for the Notes.


---------------

* previously filed


     (B) FINANCIAL STATEMENT SCHEDULES

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on November 7, 1997.


                                          ALLIED WASTE INDUSTRIES, INC.


                                          By: /s/   PETER S. HATHAWAY


                                            ------------------------------------

                                                     Peter S. Hathaway


                                             Vice President -- Chief Accounting
                                                           Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 1997.


                SIGNATURE                                        TITLE
------------------------------------------  ------------------------------------------------
                    *                       Chairman of the Board of Directors
------------------------------------------
             Roger A. Ramsey

                    *                       Director, President and Chief Executive Officer
------------------------------------------    (Principal Executive Officer)
          Thomas H. Van Weelden

                    *                       Vice President -- Chief Financial Officer
------------------------------------------    (Principal Financial Officer)
             Henry L. Hirvela

          /s/ PETER S. HATHAWAY             Vice President -- Chief Accounting Officer
------------------------------------------    (Principal Accounting Officer)
            Peter S. Hathaway

                    *                       Director
------------------------------------------
              Nolan Lehmann

                    *                       Director
------------------------------------------
             Alan B. Shepard

                    *                       Director
------------------------------------------
             Brian A. O'Leary
                    *                       Director
------------------------------------------
              Michael Gross

                    *                       Director
------------------------------------------
             David B. Kaplan

                    *                       Director
------------------------------------------
            Antony P. Ressler

                    *                       Director
------------------------------------------
             Howard A. Lipson

                    *                       Director
------------------------------------------
              Dennis Hendrix

                SIGNATURE                                        TITLE
------------------------------------------  ------------------------------------------------


                    *                       Director
------------------------------------------
             Warren B. Rudman

                    *                       Director
------------------------------------------
               Vincent Tese

        * By /s/ PETER S. HATHAWAY
------------------------------------------
            Peter S. Hathaway
             Attorney-in-fact

                                 EXHIBIT INDEX


NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  3.1    Certificate of Incorporation of the Company. Exhibit 3.1 to the Company's Annual
         Report on Form 10-K is incorporated herein by reference.
  3.2    Bylaws of the Company. Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
         is incorporated herein by reference.
  4.1    Indenture, dated as of May 15, 1997, by and among the Company and First Bank
         National Association with respect to the Notes and Exchange Notes.
  4.2    Form of Exchange Note (included in Exhibit 4.1).
  5.1    Opinion of Porter & Hedges, L.L.P., as to the legality of the Exchange Notes.
 10.1    Registration Rights Agreement, dated as of December 5, 1996, by and among the
         Company, Goldman, Sachs & Co., Merrill Lynch & Co., and Credit Suisse First Boston.
 23.1    Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of Coopers & Lybrand
 24.1    Power of Attorney.*
 25.1    Statement of Eligibility and Qualification of Trustee on Form T-1 of First Bank
         National Association under the Trust Indenture Act of 1934.
 99.1    Letter of Transmittal for the Notes.


---------------
* previously filed